Exhibit 10.1

Execution Copy

AMENDED AND RESTATED CREDIT AGREEMENT (TERM LOAN A)

Dated as of May 28, 2013

among

SABINE PASS LIQUEFACTION, LLC,

as the Borrower

SOCIÉTÉ GÉNÉRALE,

as the Commercial Banks Facility Agent

SOCIÉTÉ GÉNÉRALE,

as the Common Security Trustee and

COMMERCIAL BANK LENDERS PARTY TO THIS AGREEMENT

FROM TIME TO TIME,

and for the benefit of

MORGAN STANLEY SENIOR FUNDING, INC.,

as Joint Lead Arranger, Joint Lead Bookrunner, Co-Documentation Agent and Co-Structuring Lead

MIZUHO CORPORATE BANK, LTD.,

as Joint Lead Arranger, Joint Lead Bookrunner, Co-Syndication Agent and Co-Structuring Lead

RBC CAPITAL MARKETS and

SG AMERICAS SECURITIES, LLC,

as Joint Lead Arranger, Joint Lead Bookrunner and Co-Structuring Lead

ROYAL BANK OF CANADA,

as Co-Documentation Agent

JPMORGAN CHASE BANK, N.A. and

SOCIÉTÉ GÉNÉRALE,

as Co-Syndication Agents

JPMORGAN SECURITIES LLC,

as Joint Lead Arranger and Joint Lead Bookrunner

THE BANK OF NOVA SCOTIA,

CREDIT SUISSE SECURITIES (USA) LLC,

HSBC BANK USA, NATIONAL ASSOCIATION,

ING CAPITAL LLC,

STANDARD CHARTERED BANK and

SUMITOMO MITSUI BANKING CORPORATION,

as Joint Lead Arrangers, Joint Lead Bookrunners and Co-Documentation Agents

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

INTESA SANPAOLO S.P.A, NEW YORK BRANCH,

LLOYDS SECURITIES INC. and

UNION BANK, N.A.

as Joint Lead Arrangers, Joint Lead Bookrunners and Co-Syndication Agents

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Page

SCHEDULES

Schedule 2.01 -	Lenders, Commitments
Schedule 2.03 -	True-up Advance Amounts
Schedule 3.01(a) -	Amortization Schedule
Schedule 10.11 -	Notice Information

EXHIBITS

Exhibit A	-	Definitions
Exhibit B	-	Form of Commercial Bank Loan Note
Exhibit C	-	Form of Interest Period Notice
Exhibit D-1	-	Form of Lender Assignment Agreement (Commitment and Loans)
Exhibit D-2	-	Form of Lender Assignment Agreement (Funded Loans)
Exhibit E-1	-	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-2	-	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-3	-	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E-4	-	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

This AMENDED AND RESTATED CREDIT AGREEMENT (TERM LOAN A) (this “Agreement”), dated as of May 28, 2013, is made among SABINE PASS LIQUEFACTION, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Borrower”), SOCIÉTÉ GÉNÉRALE, as Commercial Banks Facility Agent, SOCIÉTÉ GÉNÉRALE, as Common Security Trustee, each of the Commercial Bank Lenders from time to time party hereto, and for the benefit of THE BANK OF NOVA SCOTIA, as Joint Lead Arranger and Joint Lead Bookrunner, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Joint Lead Arranger and Joint Lead Bookrunner, BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as Joint Lead Arranger and Joint Lead Bookrunner, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Joint Lead Arranger and Joint Lead Bookrunner, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Joint Lead Arranger and Joint Lead Bookrunner, HSBC BANK USA, NATIONAL ASSOCIATION, as Joint Lead Arranger and Joint Lead Bookrunner, ING CAPITAL LLC, as Joint Lead Arranger and Joint Lead Bookrunner, INTESA SANPAOLO S.P.A, NEW YORK BRANCH, as Joint Lead Arranger and Joint Lead Bookrunner, JPMORGAN CHASE BANK, N.A., as Joint Lead Arranger and Joint Lead Bookrunner, LLOYDS TSB BANK PLC, as Joint Lead Arranger and Joint Lead Bookrunner, MIZUHO CORPORATE BANK, LTD., as Joint Lead Arranger and Joint Lead Bookrunner, MORGAN STANLEY SENIOR FUNDING, INC., as Joint Lead Arranger and Joint Lead Bookrunner, ROYAL BANK OF CANADA, as Joint Lead Arranger and Joint Lead Bookrunner, SOCIÉTÉ GÉNÉRALE, as Joint Lead Arranger and Joint Lead Bookrunner, STANDARD CHARTERED BANK, as Joint Lead Arranger and Joint Lead Bookrunner, SUMITOMO MITSUI BANKING CORPORATION, as Joint Lead Arranger and Joint Lead Bookrunner, and UNION BANK, N.A., as Joint Lead Arranger and Joint Lead Bookrunner.

WHEREAS, Sabine Pass LNG, L.P. (“SPLNG”), an indirect wholly owned subsidiary of Cheniere Energy Partners, L.P. (the “Sponsor”), owns and operates the Sabine Pass LNG Terminal (“Sabine Pass Terminal”) located in Cameron Parish, Louisiana. The Sabine Pass Terminal has liquefied natural gas (“LNG”) regasification and send-out capacity of approximately 4.3 Bcf/d, storage capacity of approximately 16.9 Bcfe and two marine berths;

WHEREAS, the Borrower intends to design, engineer, develop, procure, construct, install, complete, own, operate and maintain four liquefaction trains, each with a nominal production capacity of at least 182,500,000 MMBtu per annum (as more fully described in the Common Terms Agreement, the “Project”), that will add liquefaction services at the Sabine Pass Terminal and convert the Sabine Pass Terminal into a facility capable of liquefying and exporting domestic U.S. natural gas in addition to importing and regasifying foreign-sourced LNG;

WHEREAS, the Borrower and the Commercial Banks Facility Agent, the Common Security Trustee, and the Commercial Bank Lenders party thereto (in their capacity as construction/term loan lenders thereunder) entered into that certain Credit Agreement (Term Loan A), dated as of July 31, 2012, as amended by that certain Second Omnibus Amendment (the “Second Omnibus Amendment”), dated as of January 9, 2013 (as so amended, the “Original Credit Agreement”), pursuant to which such Commercial Bank Lenders party thereto (in such capacity) agreed to provide, upon the terms and conditions set forth therein, the loans described therein and to finance the construction of the first two trains of the Project;

WHEREAS, the Borrower and the Secured Debt Holder Group Representatives party thereto, the Secured Hedge Representatives party thereto, the Secured Gas Hedge Representatives party thereto, the Common Security Trustee and the Intercreditor Agent entered into that certain Common Terms Agreement, dated as of July 31, 2012, as amended by that certain First Amendment to Common Terms Agreement, dated as of November 6, 2012, as further amended by that certain Omnibus Amendment, dated as of January 9, 2013, and as further amended by the Second Omnibus Agreement (as so amended, the “Original Common Terms Agreement”), that sets out certain provisions regarding, among other things, common representations and warranties of the Borrower, common covenants of the Borrower, and common Events of Default under the Secured Debt Instruments (as defined in the Original Common Terms Agreement);

WHEREAS, the Borrower, the Secured Debt Holder Group Representatives party thereto, the Secured Hedge Representatives party thereto, the Secured Gas Hedge Representatives party thereto, the Common Security Trustee and the Intercreditor Agent entered into that certain Intercreditor Agreement, dated as of July 31, 2012, as amended by the Second Omnibus Amendment (as so amended, the “Original Intercreditor Agreement”), that, among other things, governs the relationship among the Secured Parties and regulates the claims of the Secured Parties under the Original Common Terms Agreement against the Borrower and the enforcement by the Secured Parties under the Original Common Terms Agreement of the Security (as defined in the Original Common Terms Agreement), including the method of voting and decision making, and the appointment of the Intercreditor Agent for the purposes set forth therein;

WHEREAS, in connection with the construction of the first two trains of the Project, the Commercial Bank Lenders party to the Original Credit Agreement (in their capacity as construction/term loan lenders thereunder) disbursed to the Borrower an initial advance of one hundred million Dollars ($100,000,000) under the Original Credit Agreement on August 9, 2012 (the “Initial Advance”);

WHEREAS, pursuant to the Second Omnibus Amendment, the Commercial Bank Lenders party to the Original Credit Agreement agreed, upon the terms and conditions set forth therein, to suspend a portion of their Tranche 4 Construction/Term Loan Commitments under and as defined in the Original Credit Agreement subject to the incurrence of Replacement Debt (as defined in the Original Common Terms Agreement) prior to the earlier of (x) June 30, 2013 and (y) the date upon which Expansion Debt is approved in accordance with Section 2.6 (Expansion Debt) of the Original Common Terms Agreement;

WHEREAS, on February 1, 2013, the Borrower, the Initial Senior Bonds Trustee and the guarantors from time to time party thereto, entered into that certain Indenture (the “Original Senior Bonds Indenture”), pursuant to which the Borrower issued Senior Bonds in the aggregate amount of one billion five hundred million Dollars ($1,500,000,000) (the “Original Senior Bonds”), such Original Senior Bonds constituting Replacement Debt (as defined in the Original Common Terms Agreement) being incurred (prior to June 30, 2013 and prior to the approval of Expansion Debt) and therefore resulting in a suspension of one billion three hundred and twenty-six million nine hundred and twenty-seven thousand six hundred and eighty-eight Dollars and sixteen cents ($1,326,927,688.16) of the Tranche 4 Construction/Term Loan Commitments under and as defined in the Original Credit Agreement after the application of one hundred and seventy-three million seventy-two thousand three hundred and eleven Dollars and eighty-four cents ($173,072,311.84) of the proceeds of the Original Senior Bonds towards transaction expenses in connection with such Original Senior Bonds;

WHEREAS, on April 16, 2013, the Borrower, the Initial Senior Bonds Trustee and the guarantors from time to time party thereto, entered into that certain first Supplemental Indenture and second Supplemental Indenture to supplement the Original Senior Bonds Indenture (the “Supplemental Indentures” and together with the Original Senior Bonds Indenture, the “Initial Senior Bonds Indenture”), and pursuant to which the Borrower issued Senior Bonds in the aggregate amount of one billion five hundred million Dollars ($1,500,000,000) (the “Supplemental Senior Bonds” and together with the Original Senior Bonds, the “Initial Senior Bonds”) such Supplemental Senior Bonds constituting Replacement Debt (as defined in the Original Common Terms Agreement) and resulting in cancelation (as a result of certain waivers contained in that certain Waiver Letter dated April 9, 2013) of one billion three hundred sixty million five hundred sixty-two thousand six hundred nineteen Dollars and fifty-six cents ($1,360,562,619.56) of the Tranche 4 Construction/Term Loan Commitments under and as defined in the Original Credit Agreement after the application of one hundred thirty-nine million four hundred thirty-seven thousand three hundred eighty Dollars and forty-four cents ($139,437,380.44) of the proceeds of the Supplemental Senior Bonds towards transaction expenses in connection with such Supplemental Senior Bonds;

WHEREAS, the Borrower, the Commercial Bank Lenders and certain other parties thereto, as applicable, desire to amend and restate the Original Credit Agreement and certain other Transaction Documents, as set forth below, and the KSURE Covered Facility Lenders, KEXIM, the KEXIM Covered Facility Lenders, and certain other Holders of Senior Debt, if applicable, desire to establish certain additional credit facilities in order to provide funds which are to be used, along with the Funded Equity, to finance the design, engineering, development, procurement, construction, installation, completion, ownership, operation and maintenance of the four trains of the Project, to pay certain fees and expenses associated with the Financing Documents and the Senior Debt, fund the Senior Debt Facilities Debt Service Reserve Account, fund operating and working capital expenses of the Project, issue letters of credit and as further described herein and in the other Financing Documents;

WHEREAS, the Borrower, the KSURE Covered Facility Agent, the Common Security Trustee and the KSURE Covered Facility Lenders are entering into that certain KSURE Covered Facility Agreement, pursuant to which the KSURE Covered Facility Lenders will provide, upon the terms and conditions set forth therein, the loans described therein to finance the construction of the Project and, in connection therewith and as a condition thereto, KSURE will issue the KSURE Insurance to provide, upon the terms and conditions set forth therein, credit support to the KSURE Covered Facility Lenders;

WHEREAS, the Borrower, the KEXIM Facility Agent, the Common Security Trustee and KEXIM are entering into that certain KEXIM Direct Facility Agreement, pursuant to which KEXIM will provide upon the terms and conditions set forth therein, the loans described therein to finance the construction of the Project;

WHEREAS, the Borrower, the KEXIM Facility Agent, the Common Security Trustee, KEXIM and the KEXIM Covered Facility Lenders are entering into that certain KEXIM Covered Facility Agreement, pursuant to which the KEXIM Covered Facility Lenders will provide, upon the terms and conditions set forth therein, the loans described therein to finance the construction of the Project and, in connection therewith and as a condition thereto, KEXIM will issue the KEXIM Guarantee to provide, upon the terms and conditions set forth therein, credit support to the KEXIM Covered Facility Lenders;

WHEREAS, the Borrower, the Secured Debt Holder Group Representatives, the Secured Hedge Representatives, the Secured Gas Hedge Representatives, the Common Security Trustee, and the Intercreditor Agent are entering into a new Common Terms Agreement in order to amend and restate the Original Common Terms Agreement and set out certain provisions regarding, among other things: (a) common representations and warranties of the Borrower; (b) common covenants of the Borrower; and (c) common Events of Default under the Secured Debt Instruments;

WHEREAS, the Borrower, the Secured Debt Holder Group Representatives, the Secured Hedge Representatives, the Secured Gas Hedge Representatives, the

Common Security Trustee and the Intercreditor Agent are entering into an Amended and Restated Intercreditor Agreement in order to amend and restate the Original Intercreditor Agreement and, among other things, regulate the relationship among the Secured Parties and regulate the claims of the Secured Parties against the Borrower and the enforcement by the Secured Parties of the Security, including the method of voting and decision making, and the appointment of the Intercreditor Agent for the purposes set forth therein;

WHEREAS, the Borrower has granted certain Security in the Collateral for the benefit of the Secured Parties pursuant to the Security Documents;

WHEREAS, in connection with the amendment and restatement of the Original Credit Agreement and certain other Financing Documents, the Commercial Bank Lenders party thereto are willing to reinstate the Tranche 4 Construction/Term Loan Commitments (as defined in the Original Credit Agreement) as part of the Commercial Banks Facility Commitments; and

WHEREAS, the Borrower, the Commercial Banks Facility Agent, the Common Security Trustee, and the Commercial Bank Lenders are entering into this Agreement in order to amend and restate the Original Credit Agreement and provide upon the terms and conditions set forth herein, the loans described herein to finance the construction of the Project;

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01 Defined Terms. Unless the context shall otherwise require, or unless otherwise defined in Exhibit A, capitalized terms used herein shall have the meanings provided in the Common Terms Agreement.

Section 1.02 Principles of Interpretation. Unless the context shall otherwise require, or unless otherwise provided herein, this Agreement shall be governed by the principles of interpretation in Section 1.2 (Interpretation) of the Common Terms Agreement, mutatis mutandis. Any references in any Financing Document to a Construction/Term Loan shall be deemed to refer to a Commercial Bank Loan and any reference in any Financing Document to a Construction/Term Loan Lender shall be deemed to refer to a Commercial Bank Lender.

Section 1.03 UCC Terms. Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the respective meanings given to those terms in the UCC.

Section 1.04 Accounting and Financial Determinations. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with Section 1.4 (Accounting and Financial Determinations) of the Common Terms Agreement.

Section 1.05 Loan Tranches. Commercial Bank Loans and Commercial Banks Facility Commitments are made, treated, assigned and referred to in Tranches for certain limited purposes under this Agreement. Except as otherwise expressly set forth in this Agreement, all Commercial Bank Loans and all Commercial Banks Facility Commitments shall be identical, without regard to Tranche, including (in the case of outstanding Commercial Bank Loans) rights to payment of principal, interest, Fees or other Obligations under this Agreement or any other Financing Documents, rights to exercise remedies, rights to share in Collateral securing any such Commercial Bank Loan and rights to give or withhold any approval, consent, authorization or vote required or permitted to be given by or on behalf of any Commercial Bank Lender under this Agreement or any other Financing Document.

ARTICLE II

COMMITMENTS AND BORROWING

On the terms, subject to the conditions and relying upon the representations and warranties herein set forth:

Section 2.01 Commercial Bank Loans. Each Commercial Bank Lender, severally and not jointly, shall make loans (each such loan, a “Commercial Bank Loan”) to the Borrower in an aggregate principal amount not in excess of the Commercial Banks Facility Commitment with respect to the applicable Tranche of such Commercial Bank Lender, if any, with respect to such Tranche, from time to time during the Availability Period but not more frequently than monthly; provided that, after giving effect to the making of any Commercial Bank Loans, the aggregate outstanding principal amount of all Commercial Bank Loans shall not exceed the Aggregate Commercial Banks Facility Commitment and the aggregate outstanding principal amount of all Commercial Bank Loans of any Tranche shall not exceed the Aggregate Tranche Commitment for such Tranche. The Commercial Bank Loans shall be made in the following order:

(i) first, under Tranche 1 until all Tranche 1 Commercial Bank Loan Commitments are used, then;

(ii) second, under Tranche 2 until all Tranche 2 Commercial Bank Loan Commitments are used, then

(iii) third, under Tranche 3 until all Tranche 3 Commercial Bank Loan Commitments are used, then

(iv) fourth, under Tranche 4 until all Tranche 4 Commercial Bank Loan Commitments are used.

(b) Each Commercial Bank Loan Borrowing, which may include Commercial Bank Loans from more than one Tranche, shall be in an amount specified in Section 2.3(b)(ii) (Borrowing Notice Requirements) of the Common Terms Agreement.

(c) Proceeds of the Commercial Bank Loans shall be deposited into the Construction Account solely to fund Project Costs, subject to the terms and conditions set forth herein.

(d) Commercial Bank Loans repaid or prepaid may not be reborrowed.

Section 2.02 Notice of Borrowings. From time to time, but no more frequently than monthly, subject to the limitations set forth in Section 2.01 (Commercial Bank Loans) the Borrower may request a Commercial Bank Loan Borrowing by delivering to the Commercial Banks Facility Agent a properly completed Borrowing Notice pursuant to Section 2.3 (Borrowing Notice Requirements) of the Common Terms Agreement.

(a) The Commercial Banks Facility Agent shall promptly advise each Commercial Bank Lender that has a Commercial Banks Facility Commitment under the Tranche that is to fund any portion of the applicable Commercial Bank Loan Borrowing of any Borrowing Notice delivered pursuant to this Section 2.02, together with each such Commercial Bank Lender’s Commercial Bank Loan Commitment Percentage of the requested Commercial Bank Loan Borrowing.

Section 2.03 Borrowing of Loans. Subject to clause (c) below, on the proposed date of each Commercial Bank Loan Borrowing, each Commercial Bank Lender shall make a Commercial Bank Loan in the amount of its Commercial Bank Loan Commitment Percentage of such Commercial Bank Loan Borrowing by wire transfer of immediately available funds to the Commercial Banks Facility Agent, not later than 1:00 p.m., New York City time, and the Commercial Banks Facility Agent shall transfer and deposit the amounts so received as set forth in Section 2.01(c) (Commercial Bank Loans) for application in accordance with Section 5.02 (Construction Account) of the Accounts Agreement; provided that, if a Commercial Bank Loan Borrowing does not occur on the proposed Borrowing Date because any condition precedent to such requested Commercial Bank Loan Borrowing herein specified has not been met, the Commercial Banks Facility Agent shall return the amounts so received to each Commercial Bank Lender without interest as soon as possible.

(a) Subject to Section 4.04 (Obligation to Mitigate), each Commercial Bank Lender may (without relieving the Borrower of its obligation to repay a Commercial Bank Loan in accordance with the terms of this Agreement and the Commercial Bank Loan Notes) at its option fulfill its Commercial Banks Facility Commitments with respect to any such Commercial Bank Loan by causing any domestic or foreign branch or Affiliate of such Commercial Bank Lender to make such Commercial Bank Loan.

(b) Unless the Commercial Banks Facility Agent has been notified in writing by any Commercial Bank Lender prior to a proposed Borrowing Date that such Commercial Bank Lender will not make available to the Commercial Banks Facility Agent its portion of the Commercial Bank Loan Borrowing proposed to be made on such date, the Commercial Banks Facility Agent may assume that such Commercial Bank Lender has made such amounts available to the Commercial Banks Facility Agent on such date and the Commercial Banks Facility Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Commercial Banks Facility Agent by such Commercial Bank Lender and the Commercial Banks Facility Agent has made such amount available to the Borrower, the Commercial Banks Facility Agent shall be entitled to recover on demand from such Commercial Bank Lender such corresponding amount plus interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Commercial Banks Facility Agent to the Borrower to the date such corresponding amount is recovered by the Commercial Banks Facility Agent at an interest rate per annum equal to the Federal Funds Effective Rate. If such Commercial Bank Lender pays such corresponding amount (together with such interest), then such corresponding amount so paid shall constitute such Commercial Bank Lender’s Commercial Bank Loan included in such Commercial Bank Loan Borrowing. If such Commercial Bank Lender does not pay such corresponding amount forthwith upon the Commercial Banks Facility Agent’s demand, the Commercial Banks Facility Agent shall promptly notify the Borrower and the Borrower shall promptly repay such corresponding amount to the Commercial Banks Facility Agent plus interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Commercial Banks Facility Agent to the Borrower to the date such corresponding amount is recovered by the Commercial Banks Facility Agent at an interest rate per annum equal to the Base Rate plus the Applicable Margin. If the Commercial Banks Facility Agent receives payment of the corresponding amount from each of the Borrower and such Commercial Bank

Lender, the Commercial Banks Facility Agent shall promptly remit to the Borrower such corresponding amount. If the Commercial Banks Facility Agent receives payment of interest on such corresponding amount from each of the Borrower and such Commercial Bank Lender for an overlapping period, the Commercial Banks Facility Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. Nothing herein shall be deemed to relieve any Commercial Bank Lender from its obligation to fulfill its Commercial Banks Facility Commitments hereunder and any payment by the Borrower pursuant to this Section 2.03(c) shall be without prejudice to any claim the Borrower may have against a Commercial Bank Lender that shall have failed to make such payment to the Commercial Banks Facility Agent. The failure of any Commercial Bank Lender to make available to the Commercial Banks Facility Agent its portion of the Commercial Bank Loan Borrowing shall not relieve any other Commercial Bank Lender of its obligations, if any, hereunder to make available to the Commercial Banks Facility Agent its portion of the Commercial Bank Loan Borrowing on the date of such Commercial Bank Loan Borrowing, but no Commercial Bank Lender shall be responsible for the failure of any other Commercial Bank Lender to make available to the Commercial Banks Facility Agent such other Commercial Bank Lender’s portion of the Commercial Bank Loan Borrowing on the date of any Commercial Bank Loan Borrowing. A notice of the Commercial Banks Facility Agent to any Commercial Bank Lender or the Borrower with respect to any amounts owing under this Section 2.03(c) shall be conclusive, absent manifest error.

(c) Each of the Commercial Bank Lenders shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Commercial Bank Lender resulting from each Commercial Bank Loan made by such Commercial Bank Lender, including the amounts of principal and interest payable and paid to such Commercial Bank Lender from time to time hereunder.

(d) The Commercial Banks Facility Agent shall maintain at the Commercial Banks Facility Agent’s office (i) a copy of any Lender Assignment Agreement delivered to it pursuant to Section 10.04 (Assignments), and (ii) a register for the recordation, with respect to each Tranche, of the names and addresses of the Commercial Bank Lenders, and all the Commercial Banks Facility Commitments of, and principal amount of and interest on the Commercial Bank Loans owing and paid to, each Commercial Bank Lender pursuant to the terms hereof from time to time and of amounts received by the Commercial Banks Facility Agent from the Borrower and whether such amounts constitute principal, interest, fees or other amounts and each Commercial Bank Lender’s share thereof (the “Register”). The Register shall be available for inspection by the Borrower, any Joint Lead Bookrunner, any Joint Lead Arranger and any Commercial Bank Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) The entries made by the Commercial Banks Facility Agent in the Register or the accounts maintained by any Commercial Bank Lender shall be conclusive and binding evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Commercial Bank Lender or the Commercial Banks Facility Agent to maintain such Register or accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Commercial Bank Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any Commercial Bank Lender and the accounts and records of the Commercial Banks Facility Agent in respect of such matters, the accounts and records of the Commercial Banks Facility Agent shall control in the absence of manifest error.

(f) In addition to such accounts or records described in clauses (d) and (e) of this Section 2.03, the Commercial Bank Loans made by each Commercial Bank Lender with respect to any Tranche shall, upon the request of any Commercial Bank Lender, be evidenced by a Commercial Bank Loan Note or Commercial Bank Loan Notes duly executed on behalf of the Borrower and shall be dated the date of the Closing Date (or, if later, the date of any request therefor by a Commercial Bank Lender). Each such Commercial Bank Loan Note shall have all blanks appropriately filled in, shall specify the Tranche, and shall be payable to such Commercial Bank Lender and its registered assigns in a principal amount equal to the Commercial Banks Facility Commitment with respect to such Tranche of such Commercial Bank Lender; provided that each Commercial Bank Lender may attach schedules to its respective Commercial Bank Loan Note(s) and endorse thereon the date, amount and maturity of its respective Commercial Bank Loan(s) and payments with respect thereto with respect to such Tranche.

Section 2.04 Termination or Reduction of Commitments. All unused Commercial Banks Facility Commitments, if any, shall be automatically and permanently terminated on the last day of the Availability Period.

(a) Upon any payment or prepayment of the Commercial Bank Loans pursuant to Section 3.01 (Repayment of Commercial Bank Loan Borrowings), Section 3.08 (Optional Prepayment) or Section 3.09 (Mandatory Prepayment), the Aggregate Commercial Banks Facility Commitment and the Aggregate Tranche Commitments of Tranches paid or prepaid shall be automatically and permanently reduced (pro rata across all Tranches and pro rata within each Tranche) in an amount equal to such payment or prepayment.

(b) The Borrower shall have the right to permanently terminate in whole, and from time to time to permanently reduce in part, the Aggregate Tranche Commitments with respect to all Tranches pro rata with respect to the then outstanding

Commercial Banks Facility Commitments of all Tranches (in a minimum amount of ten million Dollars ($10,000,000)), in accordance with Section 3.3 (Voluntary Cancellation of Secured Debt) of the Common Terms Agreement.

(c) The Borrower shall have the right to permanently terminate the Commercial Banks Facility Commitments of Non-Consenting Lenders in accordance with Section 4.04(d) (Obligation to Mitigate).

(d) All unused Commercial Banks Facility Commitments, if any, shall be terminated upon the occurrence of an Event of Default if required pursuant to Section 8.02 (Acceleration Upon Bankruptcy) or Section 8.03 (Acceleration Upon Other Event of Default) in accordance with the terms thereof.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

Section 3.01 Repayment of Commercial Bank Loan Borrowings. The Borrower unconditionally and irrevocably promises to pay to the Commercial Banks Facility Agent for the ratable account of each Commercial Bank Lender the aggregate outstanding principal amount of the Commercial Bank Loans on each Quarterly Payment Date, in accordance with the Amortization Schedule.

(a) Notwithstanding anything to the contrary set forth in Section 3.01(a) above, the final principal repayment installment on the Maturity Date shall in any event be in an amount equal to the aggregate principal amount of all Commercial Bank Loans outstanding on such date.

Section 3.02 Interest Payment Dates. (a) Interest accrued on each Commercial Bank Loan shall be payable, without duplication, on the following dates (each, an “Interest Payment Date”):

(i) with respect to any repayment or prepayment of principal on such Commercial Bank Loan, on the date of each such repayment or prepayment;

(ii) on the Maturity Date;

(iii) with respect to LIBO Loans, (A) on the last day of each applicable Interest Period, (B) in the case of any Interest Period that has a duration of more than three (3) months, the day three (3) months after the first day of such Interest Period, and (C) if applicable, on any date on which such LIBO Loan is converted to a Base Rate Loan; and

(iv) with respect to Base Rate Loans, on the last day of each Fiscal Quarter or, if applicable, any date on which such Base Rate Loan is converted to a LIBO Loan.

(b) Interest accrued on the Commercial Bank Loans or other monetary Obligations after the date such amount is due and payable (whether on the Maturity Date, any Quarterly Payment Date, any Interest Payment Date, upon acceleration or otherwise) shall be payable upon demand.

(c) Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the occurrence of an event set forth in Section 9.7 (Bankruptcy; Insolvency) of the Common Terms Agreement and Section 8.01 (Events of Default) of this Agreement only to the extent it relates to Section 9.7 (Bankruptcy; Insolvency) of the Common Terms Agreement.

Section 3.03 Interest Rates. (a) Pursuant to each properly delivered Borrowing Notice and Interest Period Notice, the LIBO Loans shall accrue interest at a rate per annum during each Interest Period applicable thereto equal to the sum of the LIBOR for such Interest Period plus the Applicable Margin for such Commercial Bank Loans.

(b) On or before 12:00 noon, New York City time, at least three (3) Business Days prior to the end of each Interest Period for each LIBO Loan, the Borrower shall deliver to the Commercial Banks Facility Agent an Interest Period Notice setting forth the Borrower’s election with respect to the duration of the next Interest Period applicable to such LIBO Loan, which Interest Period shall be one (1), two (2), three (3), or six (6) months in length; provided, that, if any Default or Event of Default has occurred and is continuing, all LIBO Loans shall convert into Base Rate Loans at the end of the then-current Interest Periods (in which case the Commercial Banks Facility Agent shall so notify the Borrower and the Commercial Bank Lenders). After such Default or Event of Default has ceased, the Borrower may convert each such Base Rate Loan into a LIBO Loan in accordance with this Agreement by delivering an Interest Period Notice in accordance with Section 3.04 (Conversion Options).

(c) If the Borrower fails to deliver an Interest Period Notice in accordance with Section 3.03(b) above with respect to any LIBO Loan, such LIBO Loan shall be made as, or converted into, a Base Rate Loan at the end of the then-current Interest Period.

(d) All LIBO Loans shall bear interest from (and including) the first day of the applicable Interest Period to (but excluding) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Loan.

(e) Notwithstanding anything to the contrary, the Borrower shall have, in the aggregate, no more than ten (10) separate LIBO Loans outstanding at any one time across all Tranches.

(f) Pursuant to each properly delivered Borrowing Notice and Interest Period Notice, each Base Rate Loan shall accrue interest at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin for such Commercial Bank Loans.

(g) All Base Rate Loans shall bear interest from and including the date such Commercial Bank Loan is made (or the day on which LIBO Loans are converted to Base Rate Loans as required under Section 3.03(b) or 3.04 or under ARTICLE IV (LIBOR And Tax Provisions)) to (but excluding) the date such Commercial Bank Loan or portion thereof is paid at the interest rate determined as applicable to such Base Rate Loan.

Section 3.04 Conversion Options. The Borrower may elect from time to time to convert LIBO Loans to Base Rate Loans or Base Rate Loans to LIBO Loans (subject to Sections 3.03(e) (Interest Rates), 4.01 (LIBOR Lending Unlawful) and 4.02 (Inability to Determine LIBOR)), as the case may be, by delivering a completed Interest Period Notice to the Commercial Banks Facility Agent notifying the Commercial Banks Facility Agent of such election no later than 12:00 p.m., New York City time, on the third (3rd) Business Day preceding the proposed conversion date (which notice, in the case of conversions to LIBO Loans, shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan may be converted into a LIBO Loan when any Event of Default has occurred and is continuing and the Commercial Banks Facility Agent has determined not to permit such conversions. Upon receipt of any such notice the Commercial Banks Facility Agent shall promptly notify each relevant Commercial Bank Lender thereof.

Section 3.05 Post-Maturity Interest Rates; Default Interest Rates. If all or a portion of the principal amount of any Commercial Bank Loan is not paid when due (whether on the Maturity Date, by acceleration or otherwise) or any Obligation (other than principal on the Commercial Bank Loans) is not paid or deposited when due (whether on the Maturity Date, by acceleration or otherwise), (i) the outstanding principal amount of all Commercial Bank Loans shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto plus two percent (2%) and (ii) all Obligations (other than principal on the Commercial Bank Loans) shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus two percent

(2%) (the rate set forth in clause (i) or (ii), as applicable, the “Default Rate”), from the date of such non-payment until the amount then due is paid in full (after as well as before judgment).

Section 3.06 Interest Rate Determination. The Commercial Banks Facility Agent shall determine the interest rate applicable to the Commercial Bank Loans and shall give prompt notice of such determination to the Borrower and the Commercial Bank Lenders. In each such case, the Commercial Banks Facility Agent’s determination of the applicable interest rate shall be conclusive in the absence of manifest error.

Section 3.07 Computation of Interest and Fees. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by the Commercial Banks Facility Agent’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest for LIBO Loans, and for Base Rate Loans when the Base Rate is determined by the Federal Funds Effective Rate, shall be made on the basis of a 360-day year and actual days elapsed.

(b) Interest shall accrue on each Commercial Bank Loan for the day on which the Commercial Bank Loan is made, and shall not accrue on a Commercial Bank Loan, or any portion thereof, for the day on which the Commercial Bank Loan or such portion is paid; provided, that, any Commercial Bank Loan that is repaid on the same day on which it is made shall bear interest for one (1) day.

(c) Each determination by the Commercial Banks Facility Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 3.08 Optional Prepayment. (a) The Borrower shall have the right to prepay the Commercial Bank Loans on not less than five (5) Business Days’ prior written notice to the Commercial Banks Facility Agent at any time following the end of the Availability Period, as provided in Section 3.2 (Voluntary Prepayment of Secured Debt) of the Common Terms Agreement, subject to the terms and conditions of Section 3 (Repayment and Prepayments) of the Common Terms Agreement.

(b) Any partial prepayment of the Commercial Bank Loans under this Section 3.08 shall be in an amount that is not less than the amount specified in Section 3.2 (Voluntary Prepayment of Secured Debt) of the Common Terms Agreement.

(c) All prepayments under this Section 3.08 shall be made by the Borrower to the Commercial Banks Facility Agent for the account of the Commercial Bank Lenders and shall be applied by the Commercial Banks Facility Agent in accordance with Section 3.08(d). Each notice of optional prepayment will be irrevocable, except that a notice of prepayment given by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities and/or the issuance of other debt, in which case such notice may be revoked by the Borrower (by notice to the Commercial Banks Facility Agent on or prior to the specified effective date) if such condition is not satisfied. The Borrower shall pay any Break Costs incurred by any Credit Agreement Secured Party as a result of such notice and revocation.

(d) With respect to each prepayment to be made pursuant to this Section 3.08, on the date specified in the notice of prepayment delivered pursuant to Section 3.08(a), the Borrower shall pay to the Commercial Banks Facility Agent the sum of the following amounts:

(i) the principal of, and accrued but unpaid interest on, the Commercial Bank Loans to be prepaid;

(ii) any additional amounts required to be paid under Section 4.05 (Funding Losses); and

(iii) any other Obligations due to the respective Commercial Bank Lenders in connection with any prepayment under the Financing Documents.

(e) Amounts of any Commercial Bank Loans prepaid pursuant to this Section 3.08 may not be reborrowed.

Section 3.09 Mandatory Prepayment. (a) The Borrower shall be required to prepay the Commercial Bank Loans in accordance with Section 3.4 (Mandatory Prepayment of Secured Debt) of the Common Terms Agreement, subject to the terms and conditions of Section 3 (Repayment and Prepayments) of the Common Terms Agreement.

(b) With respect to each prepayment to be made pursuant to this Section 3.09, on the date required pursuant to Section 3.4 (Mandatory Prepayment of Secured Debt) of the Common Terms Agreement, the Borrower shall pay to the Commercial Banks Facility Agent the sum of the following amounts:

(i) the principal of, and accrued but unpaid interest on, the Commercial Bank Loans to be prepaid;

(ii) any additional amounts required to be paid under Section 4.05 (Funding Losses); and

(iii) any other Obligations due to the respective Commercial Bank Lenders in connection with any prepayment under the Financing Documents.

(c) Amounts of any Commercial Bank Loans prepaid pursuant to this Section 3.09 may not be reborrowed.

(d) If the Borrower chooses to incur Replacement Debt pursuant to Section 2.5 (Replacement Debt) of the Common Terms Agreement, other than in the case of Section 2.5(j)(ii) of the Common Terms Agreement, the Borrower shall contemporaneously use the proceeds of such Replacement Debt, on a pro rata basis with respect to all other Senior Debt Instruments that require such prepayment, to prepay the Commercial Bank Debt.

Section 3.10 Time and Place of Payments. (a) The Borrower shall make each payment (including any payment of principal of or interest on any Commercial Bank Loan or any Fees or other Obligations) hereunder without setoff, deduction or counterclaim not later than 12:00 noon, New York City time, on the date when due in Dollars and, in immediately available funds, to the Commercial Banks Facility Agent at the following account: Société Generale, New York Branch, A/C# 9051422, ABA# ABA 026-004-226, Attn: Loan Servicing Group, Ref: Sabine Pass, or at such other office or account as may from time to time be specified by the Commercial Banks Facility Agent to the Borrower. Funds received after 12:00 noon, New York City time, shall be deemed to have been received by the Commercial Banks Facility Agent on the next succeeding Business Day.

(b) The Commercial Banks Facility Agent shall promptly remit in immediately available funds to each Credit Agreement Secured Party its share, if any, of any payments received by the Commercial Banks Facility Agent for the account of such Credit Agreement Secured Party.

(c) Whenever any payment (including any payment of principal of or interest on any Commercial Bank Loan or any Fees or other Obligations) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall (except as otherwise required by the proviso to the definition of “Interest Period” with respect to LIBO Loans) be made on the immediately succeeding Business Day, and such increase of time shall in such case be included in the computation of interest or Fees, if applicable.

Section 3.11 Borrowings and Payments Generally. (a) Unless the Commercial Banks Facility Agent has received notice from the Borrower prior to the date on which any payment is due to the Commercial Banks Facility Agent for the account of the Commercial Bank Lenders hereunder that the Borrower will not make such payment, the Commercial Banks Facility Agent may assume that the Borrower has made such payment on such date in accordance with this Agreement and may, in reliance upon such assumption, distribute to the Commercial Bank Lenders the amount due. If the Borrower has not in fact made such payment, then each of the Commercial Bank Lenders severally agrees to repay to the Commercial Banks Facility Agent forthwith on demand the amount so distributed to such Commercial Bank Lender in immediately available funds with interest thereon, for each day from (and including) the date such amount is distributed to it to (but excluding) the date of payment to the Commercial Banks Facility Agent, at the Federal Funds Effective Rate. A notice of the Commercial Banks Facility Agent to any Commercial Bank Lender with respect to any amount owing under this Section 3.11 shall be conclusive, absent manifest error.

(b) Nothing herein shall be deemed to obligate any Commercial Bank Lender to obtain funds for any Commercial Bank Loan in any particular place or manner or to constitute a representation by any Commercial Bank Lender that it has obtained or will obtain funds for any Commercial Bank Loan in any particular place or manner.

(c) The Borrower hereby authorizes each Commercial Bank Lender, if and to the extent payment owed to such Commercial Bank Lender is not made when due under this Agreement or under the Commercial Bank Loan Notes held by such Commercial Bank Lender, to charge from time to time against any or all of the Borrower’s accounts with such Commercial Bank Lender any amount so due.

Section 3.12 Fees. (a) From and including the date hereof until the end of the Availability Period, the Borrower agrees to pay to the Commercial Banks Facility Agent, for the account of the Commercial Bank Lenders under each Tranche, on the last Business Day of each Fiscal Quarter, a commitment fee with respect to such Tranche (a “Commitment Fee”) at a rate per annum equal to 40% of the Applicable Margin applicable to LIBO Loans on the average daily amount by which the Aggregate Tranche Commitment exceeds the aggregate outstanding principal amount of the Commercial Bank Loans made under such Tranche during the Fiscal Quarter (or portion thereof) then ended; provided that all Commitment Fees shall be payable in arrears and computed on the basis of the actual number of days elapsed in a year of 365 days, as prorated for any partial quarter, as applicable. Notwithstanding the foregoing, the Borrower will not be required to pay any Commitment Fee to any Commercial Bank Lender with respect to any period in which such Commercial Bank Lender was a Defaulting Lender with respect to any Tranche.

(b) The Borrower agrees to pay or cause to be paid to the Commercial Banks Facility Agent for the account of the Commercial Bank Lenders and the Commercial Banks Facility Agent, additional fees in the amounts and at the times from time to time agreed to by the Borrower and the Commercial Banks Facility Agent, including pursuant to each Fee Letter with a Joint Lead Arranger.

(c) All Fees shall be paid on the dates due in immediately available funds. Once paid, none of the Fees shall be refundable under any circumstances.

Section 3.13 Pro Rata Treatment. (a) The portion of any Commercial Bank Loan Borrowing made under any Tranche shall be allocated by the Commercial Banks Facility Agent among the Commercial Bank Lenders such that, following each Commercial Bank Loan Borrowing, the ratio of each Commercial Bank Lender’s outstanding Commercial Banks Facility Commitment to the outstanding Aggregate Commercial Banks Facility Commitment is equal to the Commercial Bank Loan Commitment Percentage.

(b) Except as otherwise provided in Section 4.01 (LIBOR Lending Unlawful), each reduction of commitments of any type, pursuant to Section 2.04 (Termination or Reduction of Commitments) or otherwise, shall be allocated by the Commercial Banks Facility Agent pro rata among the Commercial Bank Lenders in such Tranche in accordance with their respective Commercial Bank Loan Commitment Percentages with respect to such Tranche.

(c) Except as otherwise required under Section 3.08 (Optional Prepayment), Section 3.09 (Mandatory Prepayment) or ARTICLE IV (LIBOR And Tax Provisions), each payment or prepayment of principal of the Commercial Bank Loans shall be allocated by the Commercial Banks Facility Agent pro rata among the Commercial Bank Lenders in accordance with the respective principal amounts of their outstanding Commercial Bank Loans, and each payment of interest on the Commercial Bank Loans shall be allocated by the Commercial Banks Facility Agent pro rata among the Commercial Bank Lenders in accordance with the respective interest amounts outstanding on their Commercial Bank Loans. Each payment of the Commitment Fee with respect to a Tranche shall be allocated by the Commercial Banks Facility Agent pro rata among the Commercial Bank Lenders in such Tranche in accordance with their respective Commercial Banks Facility Commitments with respect to such Tranche.

Section 3.14 Sharing of Payments. (a) If any Commercial Bank Lender obtains any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Commercial Bank Loan (other than pursuant to the terms of ARTICLE IV (LIBOR And Tax Provisions)) in excess of its pro rata share of payments then or therewith obtained by all Commercial Bank Lenders holding Commercial Bank Loans of such type, such Commercial Bank Lender shall purchase from the other Commercial Bank Lenders (for cash at face value) such participations in Commercial Bank Loans of such type made by them as shall be necessary to cause such purchasing Commercial Bank Lender to share the excess payment or other recovery ratably with each of them; provided, however, that, if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Commercial Bank Lender, the purchase shall be rescinded and each Commercial Bank Lender that has sold a participation to the purchasing Commercial Bank Lender shall repay to the purchasing Commercial Bank Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Commercial Bank Lender’s ratable share (according to the proportion of (x) the amount of such selling Commercial Bank Lender’s required repayment to the purchasing Commercial Bank Lender to (y) the total amount so recovered from the purchasing Commercial Bank Lender) of any interest or other amount paid or payable by the purchasing Commercial Bank Lender in respect of the total amount so recovered. The Borrower agrees that any Commercial Bank Lender so purchasing a participation from another Commercial Bank Lender pursuant to this Section 3.14(a) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 10.14 (Right of Setoff)) with respect to such participation as fully as if such Commercial Bank Loan were the direct creditor of the Borrower in the amount of such participation. The provisions of this Section shall not be construed to apply to any payment by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by any Commercial Bank Lender as consideration for the assignment or sale of a participation in any of its Commercial Bank Loans.

(b) If under any applicable bankruptcy, insolvency or other similar law, any Commercial Bank Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Commercial Bank Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Commercial Bank Lenders entitled under this Section 3.14 to share in the benefits of any recovery on such secured claim.

ARTICLE IV

LIBOR AND TAX PROVISIONS

Section 4.01 LIBOR Lending Unlawful. In the event that it becomes unlawful or, by reason of a Change in Law, any Commercial Bank Lender is unable to honor its obligation to make or maintain LIBO Loans, then such Commercial Bank Lender will promptly notify the Borrower of such event (with a copy to the Commercial Banks Facility Agent) and such Commercial Bank Lender’s obligation to make or to continue LIBO Loans, or to convert Base Rate Loans into LIBO Loans, as the case may be, shall be suspended until such time as such Commercial Bank Lender may again make and maintain LIBO Loans. During such period of suspension, the Commercial Bank Loans that would otherwise be made by such Commercial Bank Lender as LIBO Loans shall be made instead by such Commercial Bank Lender as Base Rate Loans and each LIBO Loan made by such Commercial Bank Lender and outstanding will automatically, on the last day of the then existing Interest Period therefor if such Commercial Bank Loan may lawfully remain outstanding until the end of such Interest Period, and otherwise immediately, convert into a Base Rate Loan. At the Borrower’s request, each Commercial Bank Lender shall use reasonable efforts, including using reasonable efforts to designate a different lending office for funding or booking its Commercial Bank Loans or to assign its rights and obligations under the Financing Documents to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Commercial Bank Lender, such designation or assignment (a) would eliminate or avoid such illegality and (b) would not subject such Commercial Bank Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Commercial Bank Lender. The Borrower shall pay all reasonable costs and expenses incurred by any Commercial Bank Lender in connection with any such designation or assignment.

Section 4.02 Inability to Determine LIBOR. If prior to the commencement of any Interest Period for a LIBO Loan:

(a) the Commercial Banks Facility Agent reasonably determines that adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period; or

(b) the Commercial Banks Facility Agent is advised by the Required Banks that such Required Banks have reasonably determined that LIBOR for such Interest Period will not adequately and fairly reflect the cost to such Commercial Bank Lenders of making or maintaining their LIBO Loans for such Interest Period;

then the Commercial Banks Facility Agent shall give notice thereof to the Borrower and the Commercial Bank Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Commercial Banks Facility Agent notifies the Borrower and the Commercial Bank Lenders that the circumstances giving rise to such notice no longer exist (which notice of subsequent change in circumstances shall be given as promptly as practical), (i) any Interest Period Notice that requests the conversion of any Commercial Bank Loan to, or continuation of any Commercial Bank Loan as, a LIBO Loan shall be ineffective and such Commercial Bank Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto, and (ii) if any Borrowing Notice requests a LIBO Loan, such Commercial Bank Loan shall be made as a Base Rate Loan, or, at the election of the Borrower (upon receipt of the determination to be made by the Required Banks and only if they are able to agree on such a determination), made as a Commercial Bank Loan bearing interest at such rate as the Required Banks shall determine adequately reflects the costs to the Commercial Bank Lenders of making such Commercial Bank Loans.

Section 4.03 Increased Costs. (a) If (1) any Change in Law shall (A) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Commercial Bank Lender; (B) subject the Commercial Banks Facility Agent or any Commercial Bank Lender, or its group, to any Taxes (other than (i) Other Taxes, and (ii) Taxes described in clauses (a) through (d) of the definition of Excluded Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (C) impose on any Commercial Bank Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBO Loans made by such Commercial Bank Lender; and (2) the result of any of the foregoing shall be to increase the cost to such Person of making or maintaining any Commercial Bank Loan (or of maintaining its obligation to make any such Commercial Bank Loan) to the Borrower or to reduce the amount of any sum received or receivable by such Person hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Person such additional amount or amounts as will compensate such Person for such additional costs incurred or reduction suffered (except to the extent the Borrower is excused from payment pursuant to Section 4.04 (Obligation to Mitigate)).

(b) If any Commercial Bank Lender reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Commercial Bank Lender’s capital or (without duplication) on the capital of such Commercial Bank Lender’s holding company, if any, as a consequence of this Agreement or any of the Commercial Bank Loans made by such Commercial Bank Lender, to a level below that which such Commercial Bank Lender, or such Commercial Bank Lender’s holding company, could have achieved but for such Change in Law (taking into consideration such Commercial Bank Lender’s policies and the policies of such Commercial Bank Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon notice by such Commercial Bank Lender, the Borrower shall pay within thirty (30) days following the receipt of such notice to such Commercial Bank Lender such additional amount or amounts as will compensate such Commercial Bank Lender or (without duplication) such Commercial Bank Lender’s holding company in full for any such reduction suffered (except to the extent the Borrower is excused from payment pursuant to Section 4.04 (Obligation to Mitigate)). In determining such amount, such Commercial Bank Lender may use any method of averaging and attribution that it (in its sole discretion) shall deem appropriate.

(c) To claim any amount under this Section 4.03, the Commercial Banks Facility Agent or a Commercial Bank Lender, as applicable, shall promptly deliver to the Borrower (with a copy to the Commercial Banks Facility Agent) a certificate setting forth in reasonable detail the amount or amounts necessary to compensate the Commercial Banks Facility Agent or Commercial Bank Lender or its holding company, as the case may be, under Section 4.03(a) or Section 4.03(b). The Borrower shall pay the Commercial Banks Facility Agent or Commercial Bank Lender, as applicable, the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(d) Promptly after the Commercial Banks Facility Agent or Commercial Bank Lender, as applicable, has determined that it will make a request for increased compensation pursuant to this Section 4.03, such Person shall notify the Borrower thereof (with a copy to the Commercial Banks Facility Agent). Failure or delay on the part of the Commercial Banks Facility Agent or Commercial Bank Lender to demand compensation pursuant to this Section 4.03 shall not constitute a waiver of such Person’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Person pursuant to this Section 4.03 for any increased costs or reductions attributable to the failure of such Person to notify Borrower within two hundred twenty-five (225) days after the Change in Law giving rise to those increased costs or reductions of such Person’s intention to claim compensation for those circumstances; provided further that, if the Change in Law giving rise to those increased costs or reductions is retroactive, then the two hundred twenty-five (225) day period referred to above shall be extended to include that period of retroactive effect.

Section 4.04 Obligation to Mitigate. (a) If any Commercial Bank Lender requests compensation under Section 4.03 (Increased Costs), or if the Borrower is required to pay any additional amount to any Commercial Bank Lender or any Government Authority for the account of any Commercial Bank Lender pursuant to Section 4.06 (Taxes), then such Commercial Bank Lender, if requested by the Borrower in writing, shall use commercially reasonable efforts to designate a different lending office for funding or booking its Commercial Bank Loans hereunder or to assign its rights and obligations under the Financing Documents to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Commercial Bank Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.03 (Increased Costs) or Section 4.06 (Taxes), as applicable, in the future and (ii) would not subject such Commercial Bank Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Commercial Bank Lender in any material respect, contrary to such Commercial Bank Lender’s normal banking practices or violate any applicable Government Rule. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Commercial Bank Lender in connection with any such designation or assignment.

(b) Subject to Section 4.04(c), if any Commercial Bank Lender requests compensation under Section 4.03 (Increased Costs), or if the Borrower is required to pay any additional amount to any Commercial Bank Lender or any Government Authority for the account of any Commercial Bank Lender pursuant to Section 4.06 (Taxes) and, in each case, such Commercial Bank Lender has declined or is unable to designate a different lending office or to make an assignment in accordance with Section 4.04(a), or if any Commercial Bank Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice in writing to such Commercial Bank Lender and the Commercial Banks Facility Agent, request such Commercial Bank Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04 (Assignments)), all (but not less than all) its interests, rights and obligations under this Agreement (including all of its Commercial Bank Loans and Commercial Banks Facility Commitments) to an Eligible Assignee that shall assume such obligations (which assignee may be another Commercial Bank Lender, if a Commercial Bank Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Commercial Banks Facility Agent, (ii) such Commercial Bank Lender shall have received payment of an amount equal to all Obligations of the Borrower owing to such Commercial Bank Lender from such assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other Obligations) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 4.03 (Increased Costs), or payments required to be made pursuant to Section 4.06 (Taxes), such assignment will result in the elimination or reduction of such compensation or payments. A Commercial Bank Lender shall not be required to make any such assignment and delegation if, as a result of a waiver by such Commercial Bank Lender of its rights under Sections 4.03 (Increased Costs) or 4.06 (Taxes), as applicable, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply. If, notwithstanding the satisfaction of each of the conditions set forth in Sections 4.03 (Increased Costs) or 4.06 (Taxes), a Commercial Bank Lender refuses to be replaced pursuant to this Section 4.04, the Borrower shall not be obligated to pay such Commercial Bank Lender any of the compensation referred to in this Section 4.04 or any additional amounts incurred or accrued under Sections 4.03 (Increased Costs) or 4.06 (Taxes) from and after the date that such replacement would have occurred but for such Commercial Bank Lender’s refusal. Nothing in this Section shall be deemed to prejudice any rights that the Borrower, the Commercial Banks Facility Agent or any Commercial Bank Lender may have against any Commercial Bank Lender that is a Defaulting Lender.

(c) As a condition of the right of the Borrower to remove any Commercial Bank Lender pursuant to Section 4.04(b) and (d), the Borrower shall either (i) arrange for the assignment or novation of any Interest Rate Protection Agreements with such Commercial Bank Lender or any of its Affiliates simultaneously with such removal or (ii) terminate the applicable Interest Rate Protection Agreement and pay any relevant Hedge Termination Value.

(d) If (i) any Commercial Bank Lender (such Commercial Bank Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, consent or termination which pursuant to the terms of Section 10.01 (Amendments, Etc.)

requires the consent of all of the Facility Lenders and with respect to which the Supermajority Banks shall have granted their consent and (ii) no Event of Default then exists, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace all such Non-Consenting Lenders by requiring such Non-Consenting Lenders to assign all their Commercial Bank Loans and all their Commercial Banks Facility Commitments to one or more Eligible Assignees that are Eligible Transferees; provided that (A) all Non-Consenting Lenders must be replaced with one or more Commercial Bank Lenders that grant the applicable consent, (B) all Obligations of the Borrower owing to such Non-Consenting Lenders being replaced shall be paid in full to such Non-Consenting Lenders concurrently with such assignment and (C) the replacement Commercial Bank Lenders shall purchase the foregoing by paying to such Non-Consenting Lenders a price equal to the amount of such Obligations. In connection with any such assignment, the Borrower, the Commercial Banks Facility Agent, such Non-Consenting Lenders and the replacement Commercial Bank Lenders shall otherwise comply with Section 10.04 (Assignments). With the consent of the Required Banks, the Borrower shall have the right to use new shareholder funding or amounts on deposit in the Distribution Account that are permitted to be distributed pursuant to Section 5.10(d) (Distribution Account) of the Accounts Agreement to prepay all (and not part only) the Non-Consenting Lenders’ Commercial Bank Loans and terminate all the Non-Consenting Lenders’ Commercial Banks Facility Commitments subject, in each case, to payment of all accrued interest, fees, costs or expenses due under the Financing Documents to the relevant Commercial Bank Lender.

Section 4.05 Funding Losses. In the event of (a) the payment of any principal of any LIBO Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBO Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any LIBO Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any LIBO Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 4.04 (Obligation to Mitigate), then, in any such event, the Borrower shall compensate each Commercial Bank Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Commercial Bank Lender shall be deemed to be the amount determined by the Commercial Banks Facility Agent (based upon the information delivered to it by such Commercial Bank Lender) to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Commercial Bank Loan had such event not occurred, at LIBOR that would have been applicable to such Commercial Bank Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a LIBO Loan, for the period that would have been the Interest Period for such Commercial Bank Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Commercial Bank Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the LIBOR market. To claim any amount under this Section 4.05, the Commercial Banks Facility Agent shall promptly deliver to the Borrower a certificate setting forth in reasonable detail any amount or amounts that the applicable Commercial Bank Lender is entitled to receive pursuant to this Section 4.05 (including calculations, in reasonable detail, showing how the Commercial Banks Facility Agent computed such amount or amounts), which certificate shall be based upon the information delivered to the Commercial Banks Facility Agent by such Commercial Bank Lender. The Borrower shall pay to the Commercial Banks Facility Agent for the benefit of the applicable Commercial Bank Lender the amount due and payable and set forth on any such certificate within thirty (30) days after receipt thereof.

Section 4.06 Taxes. For purposes of this Section 4.06, the term “applicable Governmental Rule” includes FATCA.

(a) Payments Free of Taxes. Any and all payments on account of any Obligations shall be made free and clear of, and without deduction or withholding for, any Taxes, except as required by applicable Government Rule; provided that, if the Withholding Agent is required to deduct or withhold any Taxes from those payments, then (i) the applicable Withholding Agent shall make such deductions or withholdings, (ii) the applicable Withholding Agent shall pay the full amount deducted or withheld to the relevant Government Authority in accordance with applicable Government Rule and (iii) if such Tax is an Indemnified Tax, the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 4.06) each Person entitled thereto receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b) Payment of Other Taxes by the Borrower. In addition, but without duplication of the provisions of Section 4.06(a), the Borrower shall pay any Other Taxes to the relevant Government Authority in accordance with any applicable Government Rule.

(c) Indemnification by the Borrower. The Borrower shall indemnify each Commercial Bank Lender and the Commercial Banks Facility Agent, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes payable or paid by such Person on or with respect to any payment on account of any Obligation or required to be deducted or withheld from such payment and any Other Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.06), and any penalties, interest and reasonable expenses arising from, or with respect to, those Indemnified Taxes or Other Taxes, whether or not those Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Government Authority. To claim any amount under this Section 4.06(c), the Commercial Banks Facility Agent or Commercial Bank Lenders (as applicable) must deliver to the Borrower (with a copy to the Commercial Banks Facility Agent) a certificate in reasonable detail as to the amount of such payment or liability, which certificate shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable but in no event later than thirty (30) days after any payment of Taxes by the Borrower to a Government Authority pursuant to this Section 4.06, the Borrower shall deliver to the Commercial Banks Facility Agent the original or a certified copy of a receipt issued by such Government Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Commercial Banks Facility Agent.

(e) Status of Lenders.

(i) Each Commercial Bank Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made hereunder shall deliver to the Borrower and the Commercial Banks Facility Agent, at the time or times reasonably requested by the Borrower or the Commercial Banks Facility Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Commercial Banks Facility Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Commercial Bank Lender, if reasonably requested by the Borrower or the Commercial Banks Facility Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Commercial Banks Facility Agent as will enable the Borrower or the Commercial Banks Facility Agent to determine whether or not such Commercial Bank Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.06(e)(ii)(A), (ii)(B) and (ii)(C) and Section 4.06(f) below) shall not be required if in the Commercial Bank Lender’s reasonable judgment such completion, execution or submission would subject such Commercial Bank Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Commercial Bank Lender.

(ii) Without limiting the generality of the foregoing:

(A) each Commercial Bank Lender that is a United States Person shall deliver to the Commercial Banks Facility Agent for transmission to the Borrower, on or prior to the date on which such Commercial Bank Lender becomes a Commercial Bank Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Commercial Banks Facility Agent), executed originals of IRS Form W-9 certifying that such Commercial Bank Lender is exempt from U.S. federal backup withholding tax;

(B) each Commercial Bank Lender that is not a United States Person (a “Non-U.S. Lender”) shall, to the extent it is legally entitled to do so, deliver to the Commercial Banks Facility Agent for transmission to the Borrower (but in the case of a Participant, only to the extent transmission to the Borrower is required under Section 10.04(d)), on or prior to the Closing Date (in the case of each Commercial Bank Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the assignment and acceptance pursuant to which it becomes a Commercial Bank Lender (in the case of each other Commercial Bank Lender) and from time to time thereafter upon the reasonable request of the Borrower or the Commercial Banks Facility Agent, whichever of the following is applicable: (i) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Financing Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Financing Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (ii) executed originals of IRS Form W-8ECI; (iii) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the

Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or (iv) to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable, provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C) Each Commercial Bank Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 4.06(e) hereby agrees, from time to time after the initial delivery by such Commercial Bank Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Commercial Bank Lender shall, upon reasonable request by the Borrower or the Commercial Banks Facility Agent, (i) promptly deliver to the Commercial Banks Facility Agent for transmission to the Borrower (but in the case of a Participant, only to the extent transmission to the Borrower is required under Section 10.04(d) (Assignments)) two new original copies of the applicable forms, certificates or other evidence, properly completed and duly executed by such Commercial Bank Lender, and such other documentation required under the Code and reasonably requested in writing by the Borrower or the Commercial Banks Facility Agent to confirm or establish that such Commercial Bank Lender is not subject to (or is subject to reduced) deduction or withholding of United States federal income tax with respect to payments to such Commercial Bank Lender under this Agreement, or (ii) notify the Commercial Banks Facility Agent and the Borrower

(but in the case of a Participant, only to the extent direct communication with the Borrower is required under Section 10.04(d) (Assignments)) of its inability to deliver any such forms, certificates or other evidence. This Section 4.06(e) applies without duplication of the provisions of Section 4.06(f).

(f) FATCA. If a payment made to a Commercial Bank Lender under any Financing Document would be subject to U.S. federal withholding tax imposed by FATCA if such Commercial Bank Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Commercial Bank Lender shall deliver to the Commercial Banks Facility Agent at the time or times prescribed by Government Rule and at such time or times reasonably requested by the Borrower or the Commercial Banks Facility Agent such documentation prescribed by applicable Government Rule (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Commercial Banks Facility Agent as may be necessary for the Borrower and the Commercial Banks Facility Agent to comply with their obligations under FATCA and to determine that such Commercial Bank Lender has complied with such Commercial Bank Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 4.06(f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) Refunds. If the Commercial Banks Facility Agent or any Commercial Bank Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 4.06, it shall pay to the Borrower an amount equal to such refund, net of all out-of-pocket expenses (including Taxes) incurred by the Commercial Banks Facility Agent or such Commercial Bank Lender, as the case may be, and without interest (other than interest paid by the relevant Government Authority with respect to such refund), provided that, (i) the Borrower, upon the request of the Commercial Banks Facility Agent or such Commercial Bank Lender (as the case may be), shall repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Government Authority) to the Commercial Banks Facility Agent or such Commercial Bank Lender in the event the Commercial Banks Facility Agent or such Commercial Bank Lender is required to repay such refund to such Government Authority, and (ii) in no event will such Commercial Banks Facility Agent or Commercial Bank Lender be required to pay any amount to the Borrower pursuant to this Section 4.06(g), the payment of which would place such Commercial Banks Facility Agent or Commercial Bank Lender in a less favorable net after-Tax position than such Commercial Banks Facility Agent or Commercial Bank Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Commercial Banks Facility Agent or any Commercial Bank Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01 Incorporation of Common Terms Agreement. The Borrower makes to the Commercial Banks Facility Agent, each of the Commercial Bank Lenders and each other party hereto the representations and warranties set forth in Section 4 (Representations and Warranties) of the Common Terms Agreement on the dates set forth therein.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Conditions to Closing Date. The occurrence of the Closing Date and the effectiveness of the Commercial Banks Facility Commitments are subject to the satisfaction of the conditions precedent specified in Schedule 5.1 (Conditions to Closing Date) of the Common Terms Agreement, in each case to the satisfaction of each of the Facility Lenders, unless, in each case, waived by each of the Facility Lenders.

Section 6.02 Conditions to True-up Advance. In addition to the conditions set forth in Section 6.04 (Conditions to Each Commercial Bank Loan Borrowing), the obligation of each Commercial Bank Lender to make available its True-up Advance is subject to the satisfaction of the conditions precedent specified in Schedule 5.2 (Conditions to True-up Advance) of the Common Terms Agreement, in each case to the satisfaction of each of the Facility Lenders, unless, in each case, waived by each of the Facility Lenders.

Section 6.03 Conditions to Second Advance. In addition to the conditions set forth in Section 6.04 (Conditions to Each Commercial Bank Loan Borrowing), the obligation of each Commercial Bank Lender to make available its Second Advance is subject to the satisfaction of the conditions precedent specified in Schedule 5.3 (Conditions to Second Advance) of the Common Terms Agreement, in each case to the satisfaction of the Majority Aggregate Secured Credit Facilities Debt Participants, unless, in each case, waived by the Majority Aggregate Secured Credit Facilities Debt Participants.

Section 6.04 Conditions to Each Commercial Bank Loan Borrowing. The obligation of each Commercial Bank Lender to make any of its Commercial Bank Loans is subject to the satisfaction of the conditions precedent specified in Schedule 5.4 (Conditions to Each Advance) of the Common Terms Agreement (other than items (a) and (b) in Schedule 5.4 (Conditions to Each Advance) of the Common Terms Agreement in the case of the True-up Advance), in each case to the satisfaction of:

(a) in the case of the True-up Advance, each of the Facility Lenders unless, in each case, waived by each of the Facility Lenders;

(b) in the case of the Second Advance:

(i) with respect to the condition precedent in item (e) in Schedule 5.4 (Conditions to Each Advance) of the Common Terms Agreement, each of the Facility Lenders unless waived by each of the Facility Lenders;

(ii) with respect to the condition precedent in item (d) in Schedule 5.4 (Conditions to Each Advance) of the Common Terms Agreement with respect to the bringdown of the representation and warranty in Section 4.24 (Material Adverse Effect) of the Common Terms Agreement, the Supermajority Aggregate Secured Credit Facilities Debt Participants unless waived by the Supermajority Aggregate Secured Credit Facilities Debt Participants;

(iii) with respect to the condition precedent in item (d) in Schedule 5.4 (Conditions to Each Advance) of the Common Terms Agreement with respect to the bringdown of the representation and warranty in Section 4.6 (Government Approvals; Government Rules) of the Common Terms Agreement, the Special Supermajority Aggregate Secured Credit Facilities Debt Participants unless waived by the Special Supermajority Aggregate Secured Credit Facilities Debt Participants; and

(iv) with respect to each other condition precedent set forth in Schedule 5.4 (Conditions to Each Advance) of the Common Terms Agreement, the Majority Aggregate Secured Credit Facilities Debt Participants, unless, in each case, waived by the Majority Aggregate Secured Credit Facilities Debt Participants; and

(c) in the case of all Advances made after the Second Advance, the Majority Aggregate Secured Credit Facilities Debt Participants, unless waived by the Majority Aggregate Secured Credit Facilities Debt Participants.

ARTICLE VII

COVENANTS

Section 7.01 Covenants. The Borrower agrees with each Commercial Bank Lender, the Commercial Banks Facility Agent and each other party hereto that it will perform or observe (as applicable) the obligations set forth in Section 6 (Affirmative Covenants), Section 7 (Negative Covenants) and Section 8 (Reporting Requirements) of the Common Terms Agreement in accordance with the terms thereof.

ARTICLE VIII

DEFAULT AND ENFORCEMENT

Section 8.01 Events of Default. The Events of Default set forth in Section 9 (Events of Default for Secured Debt) of the Common Terms Agreement shall constitute Events of Default under this Agreement, subject to all of the provisions of such Section in the Common Terms Agreement.

Section 8.02 Acceleration Upon Bankruptcy. If any Event of Default described in Section 9.7 (Bankruptcy; Insolvency) of the Common Terms Agreement occurs with respect to the Borrower, all outstanding Commercial Banks Facility Commitments, if any, shall automatically terminate and the outstanding principal amount of the outstanding Commercial Bank Loans and all other Obligations shall automatically be and become immediately due and payable, in each case without notice, demand or further act of the Commercial Banks Facility Agent, the Commercial Bank Lenders, the Common Security Trustee or any other Credit Agreement Secured Party.

Section 8.03 Acceleration Upon Other Event of Default. (a) If any Event of Default occurs for any reason (except the occurrence of any Event of Default described in Section 9.7 (Bankruptcy; Insolvency) of the Common Terms Agreement with respect to the Borrower, for which provision is made in Section 8.02 (Acceleration Upon Bankruptcy)), whether voluntary or involuntary, and is continuing (after giving effect to any cure of the applicable Event of Default), the Commercial Banks Facility Agent may, or upon the direction of the Required Banks shall, by written notice to the Borrower declare all or any portion of the outstanding principal amount of the Commercial Bank Loans and other Obligations to be due and payable or all the Commercial Banks Facility Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Commercial Bank Loans and other Obligations that have been declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, as the case may be, and such outstanding Commercial Banks Facility Commitments shall terminate.

(b) Any declaration made pursuant to this Section 8.03 may, should the Required Banks in their sole and absolute discretion so elect, be rescinded by written notice to the Borrower at any time after the principal of the Commercial Bank Loans has become due and payable, but before any judgment or decree for the payment of the monies so due, or any part thereof, has been entered; provided that, no such rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

Section 8.04 Action Upon Event of Default. (a) Subject to the terms of the Intercreditor Agreement, if any Event of Default occurs for any reason, whether voluntary or involuntary, and is continuing (after giving effect to any cure of the applicable Event of Default), the Commercial Banks Facility Agent may, or upon the direction of the Required Banks shall, by written notice to the Borrower of its intention to exercise any remedies hereunder, under the other Financing Documents or at law or in equity, and without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived by the Borrower, exercise any or all of the following rights and remedies, in any combination or order that the Commercial Banks Facility Agent or the Required Banks may elect, in addition to such other rights or remedies as the Commercial Banks Facility Agent and the Commercial Bank Lenders may have hereunder, under the other Financing Documents or at law or in equity:

(b) Without any obligation to do so, make disbursements or Commercial Bank Loans under each Tranche in the order provided in Section 2.01 (Commercial Bank Loans) to or on behalf of the Borrower to cure any Event of Default hereunder and to cure any default and render any performance under any Material Project Documents (or any other contract to which the Borrower is a party) as the Required Banks in their sole discretion may consider necessary or appropriate, whether to preserve and protect the Collateral or the Commercial Bank Lenders’ interests therein or for any other reason, and all sums so expended, together with interest on such total amount at the Default Rate, shall be repaid by the Borrower to the Commercial Banks Facility Agent on demand and shall be secured by the Financing Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the amount of the Commercial Banks Facility Commitments;

(c) Apply or execute upon any amounts on deposit in any Account or any other monies of the Borrower on deposit with the Commercial Banks Facility Agent, any

Commercial Bank Lender or the Accounts Bank in the manner provided in the UCC and other relevant statutes and decisions and interpretations thereunder with respect to cash collateral;

(d) Enter into possession of the Project and perform or cause to be performed any and all work and labor necessary to complete construction of the Project substantially according to the EPC Contracts or to operate and maintain the Project, and all sums expended by the Commercial Banks Facility Agent in so doing, together with interest on such total amount at the Default Rate, shall be repaid by the Borrower to the Commercial Banks Facility Agent upon demand and shall be secured by the Financing Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the Commercial Banks Facility Commitments.

Section 8.05 Application of Proceeds. Subject to the terms of the Intercreditor Agreement, any moneys received by the Commercial Banks Facility Agent from the Common Security Trustee after the occurrence and during the continuance of an Event of Default and the period during which remedies have been initiated shall be applied in full or in part by the Commercial Banks Facility Agent against the Obligations in the following order of priority (but without prejudice to the right of the Commercial Bank Lenders, subject to the terms of the Intercreditor Agreement, to recover any shortfall from the Borrower):

(a) first, to payment of that portion of the Obligations constituting fees, costs, expenses (and interest owing thereon (if any)) and any other amounts (including fees, costs and expenses of counsel) payable to the Commercial Banks Facility Agent, the Common Security Trustee, the Accounts Bank, or the Intercreditor Agent in their respective capacities as such;

(b) second, to payment of that portion of the Obligations constituting fees, costs, expenses (and interest owing thereon (if any)) and any other amounts (including fees, costs and expenses of counsel and amounts payable under ARTICLE IV (LIBOR And Tax Provisions)) payable to the Commercial Bank Lenders, ratably in proportion to the amounts described in this clause second payable to them, as certified by the Commercial Banks Facility Agent;

(c) third, to payment of that portion of the Obligations constituting accrued and unpaid interest (including default interest) with respect to the Commercial Bank Loans payable to the Commercial Bank Lenders, ratably in proportion to the respective amounts described in this clause third payable to them, as certified by the Commercial Banks Facility Agent;

(d) fourth, to that principal amount of the Commercial Bank Loans payable to the Commercial Bank Lenders (in inverse order of maturity), ratably among the Commercial Bank Lenders in proportion to the respective amounts described in this clause fourth held by them, as certified by the Commercial Banks Facility Agent; and

(e) fifth, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by applicable Government Rule.

ARTICLE IX

THE COMMERCIAL BANKS FACILITY AGENT

Section 9.01 Appointment and Authority.

(a) Each of the Commercial Bank Lenders hereby appoints, designates and authorizes Société Générale as its Commercial Banks Facility Agent under and for purposes of each Financing Document to which the Commercial Banks Facility Agent is a party, and in its capacity as the Commercial Banks Facility Agent, to act on its behalf as Secured Debt Holder Group Representative and the Designated Voting Party (as defined in the Intercreditor Agreement) for the Commercial Bank Lenders. Société Générale hereby accepts this appointment and agrees to act as the Commercial Banks Facility Agent for the Commercial Bank Lenders in accordance with the terms of this Agreement. Each of the Commercial Bank Lenders appoints and authorizes the Commercial Banks Facility Agent to act on behalf of such Commercial Bank Lender under each Financing Document to which it is a party and in the absence of other written instructions from the Required Banks received from time to time by the Commercial Banks Facility Agent (with respect to which the Commercial Banks Facility Agent agrees that it will comply, except as otherwise provided in this Section 9.01 or as otherwise advised by counsel, and subject in all cases to the terms of the Intercreditor Agreement), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Commercial Banks Facility Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in any Financing Document, the Commercial Banks Facility Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Commercial Banks Facility Agent have or be deemed to have any fiduciary relationship with any Commercial Bank Lender or other Credit Agreement Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Financing Document or otherwise exist against the Commercial Banks Facility Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Commercial Banks Facility Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Government Rule. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The provisions of this ARTICLE IX are solely for the benefit of the Commercial Banks Facility Agent and the Commercial Bank Lenders, and neither the Borrower nor any other Person shall have rights as a third party beneficiary of any of such provisions other than the Borrower’s rights under Section 9.07(a) and (b) (Resignation or Removal of Commercial Banks Facility Agent).

Section 9.02 Rights as a Lender or Secured Hedging Party. Each Person serving as the Commercial Banks Facility Agent hereunder or under any other Financing Document shall have the same rights and powers in its capacity as a Commercial Bank Lender, KEXIM Covered Facility Lender, KSURE Covered Facility Lender, Secured Hedging Party, or Gas Hedge Provider, as the case may be, as any other Commercial Bank Lender, KEXIM Covered Facility Lender, KSURE Covered Facility Lender or Secured Hedging Party, as the case may be, and may exercise the same as though it were not the Commercial Banks Facility Agent. Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or Affiliates of the Borrower as if such Person were not the Commercial Banks Facility Agent hereunder and without any duty to account therefor to the Commercial Bank Lenders.

Section 9.03 Exculpatory Provisions. (a) The Commercial Banks Facility Agent shall not have any duties or obligations except those expressly set forth herein and in the other Financing Documents. Without limiting the generality of the foregoing, the Commercial Banks Facility Agent shall not:

(i) be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Documents that the Commercial Banks Facility Agent is required to exercise as directed in writing by the Required Banks (or such other number or percentage of the Commercial Bank Lenders as shall be expressly provided for herein or in the other Financing Documents); provided that the Commercial Banks Facility Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Commercial Banks Facility Agent to liability or that is contrary to any Financing Document or applicable Government Rule; or

(iii) except as expressly set forth herein and in the other Financing Documents, have any duty to disclose, nor shall the Commercial Banks Facility Agent be liable for any failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Commercial Banks Facility Agent or any of its Affiliates in any capacity.

(b) The Commercial Banks Facility Agent shall not be liable for any action taken or not taken by it (i) with the prior written consent or at the request of the Required Banks (or such other number or percentage of the Commercial Bank Lenders as may be necessary, or as the Commercial Banks Facility Agent may believe in good faith to be necessary, under the circumstances as provided in Section 10.01 (Amendments, Etc.)) or (ii) in the absence of its own gross negligence or willful misconduct. The Commercial Banks Facility Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Commercial Banks Facility Agent in writing by the Borrower or a Commercial Bank Lender.

(c) The Commercial Banks Facility Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence or continuance of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Document or any other agreement, instrument or document, or the perfection or priority of any Lien or security interest created or purported to be created by any Security Document, or (v) the satisfaction of any condition set forth in ARTICLE VI (Conditions Precedent) or elsewhere herein, other than to confirm receipt of any items expressly required to be delivered to the Commercial Banks Facility Agent.

Section 9.04 Reliance by Commercial Banks Facility Agent. The Commercial Banks Facility Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Commercial Banks Facility Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Commercial Bank Loan that by its terms must be fulfilled to the satisfaction of each Facility Lender, the Majority Aggregate Secured Credit Facilities Debt Participants, the Supermajority Aggregate Secured Credit Facilities Debt Participants, or the Special Supermajority Aggregate Secured Credit Facilities Debt Participants, the Commercial Banks Facility Agent may presume that such condition is satisfactory to such Facility Lender, the Majority Aggregate Secured Credit Facilities Debt Participants, the Supermajority Aggregate Secured Credit Facilities Debt Participants, or the Special Supermajority Aggregate Secured Credit Facilities Debt Participants, as the case may be, unless the Commercial Banks Facility Agent has received notice to the contrary from such Facility Lender or the Intercreditor Agent prior to the making of such Commercial Bank Loan. The Commercial Banks Facility Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05 Delegation of Duties. The Commercial Banks Facility Agent may perform any and all of its duties and exercise any and all its rights and powers hereunder or under any other Financing Document by or through any one or more sub-agents appointed by the Commercial Banks Facility Agent. The Commercial Banks Facility Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this ARTICLE IX shall apply to any such sub-agent and to the Related Parties of the Commercial Banks Facility Agent, and shall apply to all of their respective activities in connection with their acting as or for the Commercial Banks Facility Agent.

Section 9.06 Indemnification by the Lenders. Without limiting the obligations of the Borrower hereunder, each Commercial Bank Lender agrees to indemnify the Commercial Banks Facility Agent and Related Parties thereof ratably in accordance with all its Commercial Banks Facility Commitments for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, which may at any time be imposed on, incurred by or asserted against the Commercial Banks Facility Agent or any of its Related Parties in any way relating to or arising out of this Agreement, the other Financing Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Commercial Bank Lender shall be liable for any of the foregoing to the extent they arise solely from the Commercial Banks Facility Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The Commercial Banks Facility Agent shall be fully justified in taking, refusing to take or continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Commercial Bank Lenders against any and all liability and expense which may be incurred by it by reason of taking, refusing to take or continuing to take any such action. Without limitation of the foregoing, each Commercial Bank Lender agrees to reimburse, ratably in accordance with all its Commercial Banks Facility Commitments, the Commercial Banks Facility Agent promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Commercial Banks Facility Agent in connection with the preparation, execution, administration, amendment, waiver, modification or enforcement of, or legal advice in respect of rights or responsibilities under, the Transaction Documents, to the extent that the Commercial Banks Facility Agent is not reimbursed promptly for such expenses by Borrower. The obligation of the Commercial Bank Lenders to make payments pursuant to this Section 9.06 is several and not joint, and the same shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 9.07 Resignation or Removal of Commercial Banks Facility Agent.

(a) The Commercial Banks Facility Agent may resign from the performance of all its functions and duties hereunder and under the other Financing Documents at any time by giving thirty (30) days’ prior notice to the Borrower and the Commercial Bank Lenders. The Commercial Banks Facility Agent may be removed at any time (i) by the Required Banks for such Person’s gross negligence or willful misconduct or (ii) by the Borrower, with the consent of the Required Banks, for such Person’s gross negligence or willful misconduct. In the event Société Générale is no longer the Commercial Banks Facility Agent, any successor Commercial Banks Facility Agent may be removed at any time with cause by the Required Banks. Any such resignation or removal shall take effect upon the appointment of a successor Commercial Banks Facility Agent, in accordance with this Section 9.07.

(b) Upon any notice of resignation by the Commercial Banks Facility Agent or upon the removal of the Commercial Banks Facility Agent by the Required Banks, or by the Borrower with the approval of the Required Banks pursuant to Section 9.07(a), the Required Banks shall appoint a successor Commercial Banks Facility Agent, hereunder and under each other Financing Document to which the Commercial Banks Facility Agent is a party, such successor Commercial Banks Facility Agent to be a commercial bank having a combined capital and surplus of at least one billion Dollars ($1,000,000,000); provided that, if no Default or Event of Default shall then be continuing, appointment of a successor Commercial Banks Facility Agent shall also be acceptable to the Borrower (such acceptance not to be unreasonably withheld, conditioned or delayed). The fees payable by the Borrower to a successor Commercial Banks Facility Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.

(c) If no successor Commercial Banks Facility Agent has been appointed by the Required Banks within thirty (30) days after the date such notice of resignation was given by such resigning Commercial Banks Facility Agent, or the Required Banks elected to remove such Person, any Credit Agreement Secured Party may petition any court of competent jurisdiction for the appointment of a successor Commercial Banks Facility Agent. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Commercial Banks Facility Agent, who shall serve as Commercial Banks Facility Agent hereunder and under each other Financing Document to which it is a party until such time, if any, as the Required Banks appoint a successor Commercial Banks Facility Agent, as provided above.

(d) Upon the acceptance of a successor’s appointment as Commercial Banks Facility Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Commercial Banks Facility Agent, and the retiring (or removed) Commercial Banks Facility Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing Documents. After the retirement or removal of the Commercial Banks Facility Agent hereunder and under the other Financing Documents, the provisions of this ARTICLE IX and Section 10.08 (Indemnification by the Borrower) shall continue in effect for the benefit of such retiring (or removed) Person, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Person was acting in its capacity as Commercial Banks Facility Agent.

Section 9.08 No Amendment to Duties of Commercial Banks Facility Agent Without Consent. The Commercial Banks Facility Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Financing Document that affects its rights or duties hereunder or thereunder unless such Commercial Banks Facility Agent shall have given its prior written consent, in its capacity as Commercial Banks Facility Agent thereto.

Section 9.09 Non-Reliance on Commercial Banks Facility Agent and Commercial Bank Lenders. Each of the Commercial Bank Lenders acknowledges that it has, independently and without reliance upon the Commercial Banks Facility Agent, any other Commercial Bank Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and make its extensions of credit. Each of the Commercial Bank Lenders also acknowledges that it will, independently and without reliance upon the Commercial Banks Facility Agent or any other Commercial Bank Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.10 No Joint Lead Arranger, Joint Lead Bookrunner, Co-Syndication Agent, Co-Documentation Agent or Co-Structuring Lead Duties. Anything herein to the contrary notwithstanding, no Joint Lead Arranger, Joint Lead Bookrunner, Co-Syndication Agent Co-Documentation Agent or Co-Structuring Lead shall have any powers, duties or responsibilities under this Agreement, except in its capacity, as applicable, as the Commercial Banks Facility Agent or Commercial Bank Lender hereunder.

Section 9.11 Copies. The Commercial Banks Facility Agent shall give prompt notice to each Commercial Bank Lender of receipt of each notice or request required or permitted to be given to the Commercial Banks Facility Agent by the Borrower pursuant to the terms of this Agreement or any other Financing Document (unless concurrently delivered to the Commercial Bank Lenders by the Borrower). The Commercial Banks Facility Agent will distribute to each Commercial Bank Lender each document or instrument (including each document or instrument delivered by the Borrower to the Commercial Banks Facility Agent pursuant to ARTICLE V (Representations and Warranties), ARTICLE VI (Conditions Precedent) and ARTICLE VII (Covenants)) received for the account of the Commercial Banks Facility Agent and copies of all other communications received by the Commercial Banks Facility Agent from the Borrower for distribution to the Commercial Bank Lenders by the Commercial Banks Facility Agent in accordance with the terms of this Agreement or any other Financing Document.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01 Amendments, Etc. Subject to the terms of the Intercreditor Agreement, no consent, amendment, waiver or termination of any provision of this Agreement shall be effective unless in writing signed by the Borrower and the Required Banks, and each such amendment, waiver, termination or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, without the consent of each Commercial Bank Lender or, in connection with clause (g)(i)(y) below, the Supermajority Banks (in each case, other than any Commercial Bank Lender that is a Loan Party, a Sponsor or an Affiliate or Subsidiary thereof), no such amendment, waiver, termination or consent shall:

(a) [Reserved];

(b) extend or increase any Commercial Banks Facility Commitment;

(c) postpone any date scheduled for any payment of principal, fees or interest (as applicable) under Section 3.01 (Repayment of Commercial Bank Loan Borrowings), Section 3.02 (Interest Payment Dates), Section 3.09 (Mandatory Prepayment), or Section 3.12 (Fees) or any date fixed by the Commercial Banks Facility Agent for the payment of fees or other amounts due to the Commercial Bank Lenders (or any of them) hereunder;

(d) reduce the principal of, or the rate of interest specified herein on, any Commercial Bank Loan, or any Fees or other amounts (including any mandatory prepayments under Section 3.09 (Mandatory Prepayment)) payable to any Commercial Bank Lender hereunder, other than interest payable at the Default Rate;

(e) change the order of application of any reduction in any Commercial Banks Facility Commitments or any prepayment of Commercial Bank Loans from the application thereof set forth in the applicable provisions of Section 2.04 (Termination or Reduction of Commitments), Section 3.08 (Optional Prepayment), Section 3.09 (Mandatory Prepayment), Section 3.13 (Pro Rata Treatment), or Section 3.14 (Sharing of Payments), respectively, in any manner;

(f) change any provision of this Section 10.01, the definition of Majority Aggregate Secured Credit Facilities Debt Participants, Required Banks, Required Tranche 4 Banks, Special Supermajority Aggregate Secured Credit Facilities Debt Participants, Supermajority Aggregate Secured Credit Facilities Debt Participants, Supermajority Banks, or any other provision hereof specifying the number or percentage of Commercial Bank Lenders required to amend, waive, terminate or otherwise modify any rights hereunder or make any determination or grant any consent hereunder;

(g) subject to all other provisions of this Section 10.01, release or allow release of (i) the Borrower from (x) all or (y) a material, portion of its obligations under this Agreement, the Common Terms Agreement or any Security Document, (ii) all or a material portion of the Collateral from the Lien of any of the Security Documents (other than with respect to assets the conveyance, sale, lease, transfer or other disposal of which is permitted under Section 7.2(b) (Prohibition of Fundamental Changes) of the Common Terms Agreement), or (iii) any guaranties or commitments (other than any Commercial Banks Facility Commitments) under or in connection with this Agreement, the Common Terms Agreement or any Security Document;

(h) amend, modify, waive or supplement the terms of Section 10.04 (Assignments) of this Agreement or Section 2.6 (Expansion Debt) of the Common Terms Agreement;

(i) amend the definition of Permitted Indebtedness or Credit Agreement Secured Parties; or

(j) amend, modify or waive any of the matters listed on Schedule 1 (Unanimous Decisions) to the Intercreditor Agreement;

provided, that no such amendment, waiver, termination or consent shall, unless in writing and signed by the Commercial Banks Facility Agent or the Common Security Trustee, as applicable, in addition to the Commercial Bank Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Commercial Banks Facility Agent or the Common Security Trustee.

Section 10.02 Entire Agreement. This Agreement, the other Financing Documents and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof, including the Commitment Letter, dated as of April 29, 2013, among the Borrower, The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Union Bank, N.A., Crédit Agricole Corporate and Investment Bank, Credit Suisse Securities (USA) LLC, Credit Suisse AG, Cayman Islands Branch, HSBC Bank (USA), National Association, ING Capital LLC, Intesa SanPaolo S.P.A., New York Branch, JPMorgan Chase Bank, N.A., Lloyds TSB Bank PLC, Mizuho Corporate Bank, Ltd., Morgan Stanley Senior Funding, Inc., Royal Bank of Canada, SG Americas Securities, LLC, Standard Chartered Bank and Sumitomo Mitsui Banking Corporation, Banco Bilbao Vizcaya Argentaria S.A., New York Branch via Joinder, dated as of May 21, 2013 and each other Commercial Bank Lender that has executed a joinder thereto, as amended by the First Amendment to Commitment Letter, dated as of May 20, 2013. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

Section 10.03 Applicable Government Rule; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT ANY REFERENCE TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) SUBMISSION TO JURISDICTION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO

THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER FINANCING DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION IF APPLICABLE LAW DOES NOT PERMIT A CLAIM, ACTION OR PROCEEDING REFERRED TO IN THE FIRST SENTENCE OF THIS SECTION TO BE FILED, HEARD OR DETERMINED IN OR BY THE COURTS SPECIFIED THEREIN.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT IN ANY COURT REFERRED TO IN SECTION 10.03(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) Service of Process. Each party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Person at its then effective notice addresses pursuant to Section 10.11 (Notices and Other Communications). Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Financing Document in the courts of any jurisdiction if applicable law does not permit a claim, action or proceeding referred to in the first sentence of Section 10.03(b) to be filed, heard or determined in or by the courts specified therein.

(e) Immunity. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably and unconditionally waives such immunity in respect of its obligations under the Financing Documents and, without limiting the generality of the foregoing, agrees that the waiver set forth in this Section 10.03(e) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and is intended to be irrevocable for purposes of such Act.

(f) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.03.

Section 10.04 Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each of the Commercial Bank Lenders and the Commercial Banks Facility Agent (and any attempted assignment or other transfer by the Borrower without such consent shall be null and void), and no Commercial Bank Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with Section 10.04(b) and Section 10.04(g), (ii) by way of participation in accordance with Section 10.04(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.04(e) (and any other attempted assignment or transfer by any party hereto shall be null and void).

(b) Subject to Section 10.04(g) and this Section 10.04(b), any Commercial Bank Lender may at any time after the date hereof assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commercial Banks Facility Commitment with respect to any Tranche or the Commercial Bank Loans with respect to such Tranche at the time owing to it) (provided that, on the date of such assignment, such assignment would not result in an increase in amounts payable by the Borrower under Section 4.03 (Increased Costs) or Section 4.05 (Funding Losses), unless such increase in amounts payable measured on such date of assignment is waived by the assigning and assuming Commercial Bank Lenders). Except in the case of (x) an assignment of the entire remaining amount of the assigning Commercial Bank Lender’s Commercial Banks Facility Commitment with respect to a Tranche and the Commercial Bank Loans with respect to such Tranche at the time owing to it or (y) an assignment to a Commercial Bank Lender, or an Affiliate of a Commercial Bank Lender, or an Approved Fund with respect to a Commercial Bank Lender, the sum of (1) the outstanding Commercial Banks Facility Commitments, if any, and (2) the outstanding Commercial Bank Loans subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Commercial Banks Facility Agent or, if “Trade Date” is specified in the Lender Assignment Agreement, as of the Trade Date) shall not be less than five million Dollars ($5,000,000) and, with respect to the assignment of the Commercial Bank Loans, in integral multiples of one million Dollars ($1,000,000), unless the Commercial Banks Facility Agent otherwise consents in writing. Subject to Section 10.04(g), each partial assignment shall be made as an assignment of the same percentage of outstanding Commercial Banks Facility Commitment and outstanding Commercial Bank Loans with respect to a Tranche and a proportionate part of all the assigning Commercial Bank Lender’s rights and obligations under this Agreement with respect to the Commercial Bank Loan with respect to a Tranche and the Commercial Banks Facility Commitment with respect to such Tranche assigned. The parties to each assignment shall execute and deliver to the Commercial Banks Facility Agent a Lender Assignment Agreement, either in the form of Exhibit D-1 (if both Commercial Banks Facility Commitments and Commercial Bank Loans are assigned) or Exhibit D-2 (if only Commercial Bank Loans are assigned), together with a processing and recordation fee of three thousand five hundred Dollars ($3,500); provided that (A) no such fee shall be payable in the case of an assignment to a Commercial Bank Lender, an Affiliate of a Commercial Bank Lender or an Approved Fund with respect to a Commercial Bank Lender and (B) in the case of contemporaneous assignments by a Commercial Bank Lender to one or more Approved Funds managed by the same investment advisor (which Approved Funds are not then Commercial Bank Lenders hereunder), only a single such three thousand five hundred Dollar ($3,500) fee shall be payable for all such contemporaneous assignments. If the Eligible Assignee is not a Commercial Bank Lender prior to such assignment, it shall deliver to the Commercial Banks Facility Agent an administrative questionnaire and all documentation and other information required by bank regulatory authorities under applicable “know your customer” requirements. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Commercial Banks Facility Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Commercial Banks Facility Agent, the applicable pro rata share of Commercial Bank Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Commercial Banks Facility Agent, and each other Commercial Bank Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Commercial Bank Loans of each Tranche in accordance with its Commercial Bank Loan Commitment Percentage for such Tranche. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Commercial Banks Facility Agent pursuant to Section 10.04(c), from and after the effective date specified in each Lender Assignment Agreement, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Commercial Bank Lender under this Agreement, and the assigning Commercial Bank Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Commercial Bank Lender’s rights and obligations under this Agreement, such Commercial Bank Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 4.01 (LIBOR Lending Unlawful), Section 4.03 (Increased Costs), Section 4.05 (Funding Losses), Section 4.06 (Taxes), Section 10.06 (Costs and Expenses) and Section 10.08 (Indemnification by the Borrower) with respect to facts and circumstances occurring prior to the effective date of such assignment provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Commercial Bank Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Commercial Bank Loan Note to the assignee Commercial Bank Lender and/or a revised Commercial Bank Loan Note to the assigning Commercial Bank Lender reflecting such assignment. Any assignment or transfer by a Commercial Bank Lender of rights or obligations under this Agreement that does not comply with this Section 10.04(b) shall be treated for purposes of this Agreement as a sale by such Commercial Bank Lender of a participation in such rights and obligations in accordance with Section 10.04(d). Upon any such assignment, the Commercial Banks Facility Agent will deliver a notice thereof to the Borrower (provided that failure to deliver such notice shall not result in any liability for the Commercial Banks Facility Agent).

(c) The Commercial Banks Facility Agent shall maintain the Register in accordance with Section 2.03(e) (Borrowing of Loans) above.

(d) Any Commercial Bank Lender may at any time, without the consent of, or notice to, the Borrower or the Commercial Banks Facility Agent, sell participations to any Person (other than a natural person or any Loan Party, any Sponsor, any Material Project Party, any Person that is party to any Additional Material Project Document or any Affiliate or Subsidiary thereof) (each, a “Participant”) in all or a portion of such Commercial Bank Lender’s rights or obligations under this Agreement (including all or a portion of its Commercial Banks Facility Commitment or the Commercial Bank Loans owing to it of any Tranche); provided that (i) such Commercial Bank Lender’s obligations under this Agreement shall remain unchanged, (ii) such Commercial Bank Lender remains solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Commercial Banks Facility Agent and the other Commercial Bank Lenders shall continue to deal solely and directly with such Commercial Bank Lender in connection with such Commercial Bank Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Commercial Bank Lender shall be responsible for the indemnity under Section 9.06 (Indemnification by the Lenders) with respect to any payments made by such Commercial Bank Lender to its Participant(s). Any agreement or instrument pursuant to which a Commercial Bank Lender sells such a participation shall provide that such Commercial Bank Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that, such agreement or instrument may provide that such Commercial Bank Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 (Amendments, Etc.) that directly affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.03 (Increased Costs), 4.05 (Funding Losses) and 4.06 (Taxes) (subject to the requirements and limitations therein, including the requirements under Section 4.06(e) (Taxes – Status of Lenders) (it being understood that any documentation required under Section 4.06 (Taxes) shall be delivered to the participating Commercial Bank Lender)) to the same extent as if it were a Commercial Bank Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of

Section 4.04 (Obligation to Mitigate) as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 4.03 (Increased Costs) or 4.06 (Taxes), with respect to any participation, than its participating Commercial Bank Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Commercial Bank Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 4.04 (Obligation to Mitigate) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.14 (Right of Setoff) as though it were a Commercial Bank Lender; provided that such Participant agrees to be subject to Section 3.14 (Sharing of Payments) as though it were a Commercial Bank Lender. Each Commercial Bank Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Commercial Bank Loans or other obligations under the Financing Documents (the “Participant Register”); provided that no Commercial Bank Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Financing Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Commercial Bank Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Commercial Banks Facility Agent (in its capacity as Commercial Banks Facility Agent) shall have no responsibility for maintaining a Participant Register.

(e) Any Commercial Bank Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Commercial Bank Loan Notes, if any) to secure obligations of such Commercial Bank Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction; provided that, no such pledge or assignment shall release such Commercial Bank Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Commercial Bank Lender as a party hereto.

(f) The words “execution,” “signed,” “signature,” and words of like import in any Lender Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Government Rule, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g) All assignments by a Commercial Bank Lender of all or a portion of its rights and obligations hereunder with respect to any Tranche with then outstanding Commercial Banks Facility Commitments shall be made only as an assignment of the same percentage of outstanding Commercial Banks Facility Commitments and outstanding Commercial Bank Loans of such Tranche held by such Lender. If a Tranche has no unused Commercial Banks Facility Commitments, assignments of outstanding Commercial Bank Loans of such Tranche may be made, together with a pro rata portion of such Commercial Bank Lender’s rights and obligations with respect to the Tranche subject to such assignment, in such amounts, to such persons and on such terms as are permitted by and otherwise in accordance with Section 10.04(b). This Section 10.04(g) shall not prohibit any Commercial Bank Lender from assigning all or a portion of its rights and obligations hereunder among separate Tranches on a non-pro rata basis among such Tranches.

Section 10.05 Benefits of Agreement. Nothing in this Agreement or any other Financing Document, express or implied, shall be construed to give to any Person, other than the parties hereto, the Joint Lead Arrangers, the Joint Lead Bookrunners, Co-Documentation Agents, Co-Syndication Agents, each of their successors and permitted assigns under this Agreement or any other Financing Document, Participants to the extent provided in Section 10.04 (Assignments) and, to the extent expressly contemplated hereby, the Related Parties of each of the Commercial Banks Facility Agent, the Common Security Trustee and the Commercial Bank Lenders, any benefit or any legal or equitable right or remedy under this Agreement.

Section 10.06 Costs and Expenses. The Borrower shall pay (a) all reasonable and documented out-of-pocket expenses incurred by each of the Commercial Banks Facility Agent, the Common Security Trustee and the Commercial Bank Lenders and their Affiliates (including all reasonable fees, costs and expenses of one counsel plus one local counsel for the Commercial Bank Lenders and their Affiliates in each relevant jurisdiction (provided that, in the case of the continuation of an Event of Default, any Commercial Bank Lender may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the Borrower shall pay all reasonable fees, cost and expenses of such additional counsel)) in connection with the preparation, negotiation, syndication, execution and delivery of this Agreement and the other Financing

Documents; (b) all reasonable and documented out of pocket expenses incurred by the Commercial Banks Facility Agent, the Common Security Trustee and the Commercial Bank Lenders (including all reasonable fees, costs and expenses of one counsel plus one local counsel for the Commercial Bank Lenders and their Affiliates in each relevant jurisdiction (provided that, in the case of the continuation of an Event of Default, any Commercial Bank Lender may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the Borrower shall pay all reasonable fees, cost and expenses of such additional counsel)) in connection with any amendments, modifications or waivers of the provisions of this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated); (c) all reasonable and documented out-of-pocket expenses incurred by the Commercial Banks Facility Agent and the Common Security Trustee (including all reasonable fees, costs and expenses of one counsel plus one local counsel for the Commercial Bank Lenders and their Affiliates in each relevant jurisdiction (provided that, in the case of the continuation of an Event of Default, any Commercial Bank Lender may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the Borrower shall pay all reasonable fees, cost and expenses of such additional counsel)) in connection with the administration of this Agreement and the other Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated); (d) all reasonable and documented out-of-pocket expenses incurred by each Joint Lead Arranger, Joint Lead Bookrunner, Co-Documentation Agent and Co-Syndication Agent in connection with the initial syndication of the credit facility under this Agreement (including reasonable printing and travel expenses) and (e) all reasonable and documented out-of-pocket expenses incurred by the Credit Agreement Secured Parties (including all reasonable fees, costs and expenses of one counsel plus one local counsel for the Commercial Bank Lenders and their Affiliates in each relevant jurisdiction (provided that, in the case of the continuation of an Event of Default, any Commercial Bank Lender may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the Borrower shall pay all reasonable fees, cost and expenses of such additional counsel)) in connection with the enforcement or protection (other than in connection with assignment of Commercial Bank Loans or Commercial Banks Facility Commitments) of their rights in connection with this Agreement and the other Financing Documents, including their rights under this Section 10.06, including in connection with any workout, restructuring or negotiations in respect of the Obligations. This provisions of this Section 10.06 shall not supersede Sections 4.03 (Increased Costs) and 4.06 (Taxes). Notwithstanding the foregoing, in the event that the Common Security Trustee reasonably believes that a conflict exists in using one counsel, it may engage its own counsel.

Section 10.07 Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the Commercial Banks Facility Agent and when the Commercial Banks Facility Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.08 Indemnification by the Borrower. (a) The Borrower hereby agrees to indemnify each Credit Agreement Secured Party, each Joint Lead Arranger, each Joint Lead Bookrunner, each Co-Documentation Agent, each Co-Syndication Agent and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including all reasonable fees, costs and expenses of counsel or consultants for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of:

(i) the execution or delivery of this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or the administration (other than expenses that do not constitute out-of-pocket expenses) or enforcement thereof;

(ii) any actual or alleged presence, Release or threatened Release of Hazardous Materials in violation of Environmental Laws or that could reasonably result in an Environmental Claim on or from the Project or any property owned or operated by the Borrower, or any Environmental Affiliate or any liability pursuant to an Environmental Law related in any way to the Project or the Borrower;

(iii) any actual or prospective claim (including Environmental Claims), litigation, investigation or proceeding relating to any of the foregoing, whether based on common law, contract, tort or any other theory, whether brought by a third party or by the Borrower or any of the Borrower’s members, managers or creditors, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other

Financing Documents is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; or

(iv) any claim, demand or liability for broker’s or finder’s or placement fees or similar commissions, whether or not payable by the Borrower, alleged to have been incurred in connection with such transactions, other than any broker’s or finder’s fees payable to Persons engaged by any Credit Agreement Secured Party, Joint Lead Arranger, Joint Lead Bookrunner, Co-Documentation Agent, Co-Syndication Agent or Affiliates or Related Parties thereof;

provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) shall have arisen from a dispute between or among the Indemnitees or from a claim of an Indemnitee against another Indemnitee, which in either case is not the result of an act or omission of the Borrower or any of its Affiliates.

(b) To the extent that the Borrower for any reason fails to pay any amount required under Section 10.06 (Costs and Expenses) or Section 10.08(a) above to be paid by it to any of the Commercial Banks Facility Agent, the Common Security Trustee, any sub-agent thereof, or any Related Party of any of the foregoing, each Commercial Bank Lender severally agrees to pay to the Commercial Banks Facility Agent, the Common Security Trustee, any such sub-agent, or such Related Party, as the case may be, such Commercial Bank Lender’s ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Commercial Banks Facility Agent, the Common Security Trustee, or any sub-agent thereof in its capacity as such, or against any Related Party of any of the foregoing acting for the Commercial Banks Facility Agent, the Common Security Trustee, or any sub-agent thereof in connection with such capacity. The obligations of the Commercial Bank Lenders under this Section 10.08(b) are subject to the provisions of Section 2.03 (Borrowing of Loans). The obligations of the Commercial Bank Lenders to make payments pursuant to this Section 10.08(b) are several and not joint and shall survive the payment in full of the Obligations and the termination of this Agreement. The failure of any Commercial Bank Lender to make payments on any date required hereunder shall not relieve any other Commercial Bank Lender of its corresponding obligation to do so on such date, and no Commercial Bank Lender shall be responsible for the failure of any other Commercial Bank Lender to do so.

(c) All amounts due under this Section 10.08 shall be payable not later than ten (10) Business Days after demand therefor.

(d) The provisions of this Section 10.08 shall not supersede Sections 4.03 (Increased Costs) and 4.06 (Taxes).

Section 10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Financing Document, the interest paid or agreed to be paid under the Financing Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Government Rule (the “Maximum Rate”). If the Commercial Banks Facility Agent or any Commercial Bank Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Commercial Bank Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Commercial Banks Facility Agent or any Commercial Bank Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Government Rule, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.10 No Waiver; Cumulative Remedies. No failure by any Credit Agreement Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Financing Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Financing Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 10.11 Notices and Other Communications. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or, except with respect to any notice of Default or Event of Default, sent by email to the address(es), facsimile number or email address specified for the Borrower, the Commercial Banks Facility Agent, the Common Security Trustee or the Commercial Bank Lenders, as applicable, on Schedule 10.11.

(b) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; and

notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications shall be effective as provided in Section 10.11(c).

(c) Unless otherwise prescribed, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if such notice or other communication is not received during the normal business hours of the recipient, such notice or communication shall be deemed to have been received at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in Schedule 10.11 of notification that such notice or communication is available and identifying the website address therefor. Notwithstanding the above, all notices delivered by the Borrower to the Commercial Banks Facility Agent through electronic communications shall be followed by the delivery of a hard copy.

(d) Each of the Borrower, the Commercial Banks Facility Agent and the Common Security Trustee may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each Commercial Bank Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Commercial Banks Facility Agent and the Common Security Trustee.

(e) The Commercial Banks Facility Agent, the Common Security Trustee and the Commercial Bank Lenders shall be entitled to rely and act upon any written notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Commercial Banks Facility Agent, the Common Security Trustee, the Commercial Bank Lenders and the Related Parties of each of them for all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Commercial Banks Facility Agent, the Common Security Trustee and the Commercial Bank Lenders by the Borrower may be recorded by the Commercial Banks Facility Agent, the Common Security Trustee and the Commercial Bank Lenders, as applicable, and each of the parties hereto hereby consents to such recording.

(f) The Commercial Banks Facility Agent agrees that the receipt of the communications by the Commercial Banks Facility Agent at its e-mail addresses set forth in Schedule 10.11 shall constitute effective delivery to the Commercial Banks Facility Agent for purposes of the Financing Documents. Each Commercial Bank Lender agrees to notify the Commercial Banks Facility Agent in writing (including by electronic communication) from time to time of such Commercial Bank Lender’s e-mail address(es) to which the notices may be sent by electronic transmission and that such notices may be sent to such e-mail address(es).

(g) Notwithstanding the above, nothing herein shall prejudice the right of the Commercial Banks Facility Agent, the Common Security Trustee and any of the Commercial Bank Lenders to give any notice or other communication pursuant to any Financing Document in any other manner specified in such Financing Document.

(h) So long as Société Générale is the Commercial Banks Facility Agent, the Borrower hereby agrees that it will provide to the Commercial Banks Facility Agent all information, documents and other materials that it is obligated to furnish to the Commercial Banks Facility Agent pursuant to the Financing Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to any Commercial Bank Loan Borrowing, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default or (iv) is required to be delivered to satisfy any condition precedent to any Commercial Bank Loan Borrowing (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Commercial Banks Facility Agent at the email addresses specified in Schedule 10.11. In addition, the Borrower agrees to continue to provide the Communications to the Commercial Banks Facility Agent in the manner specified in the Financing Documents but only to the extent requested by the Commercial Banks Facility Agent.

(i) So long as Société Générale is the Commercial Banks Facility Agent, the Borrower further agrees that the Commercial Banks Facility Agent may make the Communications available to the Commercial Bank Lenders by posting the Communications on an internet website that may, from time to time, be notified to the Commercial Bank Lenders (or any replacement or successor thereto) or a substantially similar electronic transmission system (the “Platform”). The costs and expenses incurred by the Commercial Banks Facility Agent in creating and maintaining the Platform shall be paid by Borrower in accordance with Section 10.06 (Costs and Expenses).

(j) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE COMMERCIAL BANKS FACILITY AGENT DOES NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE COMMERCIAL BANKS FACILITY AGENT IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE COMMERCIAL BANKS FACILITY AGENT OR ANY AFFILIATE THEREOF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY COMMERCIAL BANK LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR ANY AGENT PARTY’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 10.12 Patriot Act Notice. Each of the Commercial Bank Lenders, the Commercial Banks Facility Agent and the Common Security Trustee hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Commercial Bank Lender, the Commercial Banks Facility Agent or the Common Security Trustee, as applicable, to identify the Borrower in accordance with the Patriot Act.

Section 10.13 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Commercial Banks Facility Agent, the Common Security Trustee or any Commercial Bank Lender, or the Commercial Banks Facility Agent, the Common Security Trustee or any Commercial Bank Lender (as the case may be) exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Commercial Banks Facility Agent, the Common Security Trustee or such Commercial Bank Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any bankruptcy or insolvency proceeding or otherwise, then (a) to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied by such payment shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Commercial Bank Lender severally agrees to pay to the Commercial Banks Facility Agent or the Common Security Trustee upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Commercial Banks Facility Agent or the Common Security Trustee, as the case may be, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Commercial Bank Lenders under this Section 10.13 shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.14 Right of Setoff. Each of the Commercial Bank Lenders and each of their respective Affiliates is hereby authorized at any time and from time to time during the continuance of an Event of Default, to the fullest extent permitted by applicable Government Rule, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Commercial Bank Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement or any other Financing Document to such Commercial Bank Lender, irrespective of whether or not such Commercial Bank Lender shall have made any demand under this Agreement or any other Financing Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Commercial Bank Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each of the Commercial Bank Lenders and their respective Affiliates under this Section 10.14 are in addition to other rights and remedies (including other rights of setoff) that such Commercial Bank Lender or their respective Affiliates may have. Each of the Commercial Bank Lenders agrees to notify the Borrower and the Commercial Banks Facility Agent promptly after any such setoff and application; provided that, the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.15 Severability. If any provision of this Agreement or any other Financing Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Financing Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.16 Survival. Notwithstanding anything in this Agreement to the contrary, Section 4.01 (LIBOR Lending Unlawful), Section 4.03 (Increased Costs), Section 4.06 (Taxes), Section 9.06 (Indemnification by the Lenders), Section 10.06 (Costs and Expenses), Section 10.08 (Indemnification by the Borrower) and Section 10.13 (Payments Set Aside) shall survive any termination of this Agreement. In addition, each representation and warranty made hereunder and in any other Financing Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties shall be considered to have been relied upon by the Credit Agreement Secured Parties regardless of any investigation made by any Credit Agreement Secured Party or on their behalf and notwithstanding that the Credit Agreement Secured Parties may have had notice or knowledge of any Default or Event of Default at the time of the Commercial Bank Loan Borrowing, and shall continue in full force and effect as of the date made or any date referred to herein as long as any Commercial Bank Loan or any other Obligation hereunder or under any other Financing Document shall remain unpaid or unsatisfied.

Section 10.17 Treatment of Certain Information; Confidentiality. The Commercial Banks Facility Agent, the Common Security Trustee, and each of the Commercial Bank Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective shareholders, members, partners, directors, officers, employees, agents, advisors, auditors, insurers and representatives (provided that the Persons to whom such disclosure is made will be informed prior to disclosure of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested or required by any regulatory authority purporting to have jurisdiction over it or to any Federal Reserve Bank or central bank in connection with a pledge or assignment pursuant to Section 10.04(e) (Assignments); (c) to the extent required by applicable Government Rule or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Financing Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder (including any actual or prospective purchaser of Collateral); (f) subject to an agreement containing provisions substantially the same as those of this Section 10.17, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Borrower or (iii) any Person (and any of its officers, directors, employees, agents or advisors) that may enter into or support, directly or indirectly, or that may be considering entering into or supporting, directly or indirectly, either (A) contractual arrangements with the Commercial Banks Facility Agent, the Common Security Trustee, or such Commercial Bank Lender, or any Affiliates thereof, pursuant to which all or any portion of the risks, rights, benefits or obligations under or with respect to any Commercial Bank Loan or Financing Document is transferred to such Person or (B) an actual or proposed securitization or collateralization of, or similar transaction relating to, all or a part of any amounts payable to or for the benefit of any Commercial Bank Lender under any Financing Document (including any rating agency); (g) with the consent of the Borrower (which consent shall not unreasonably be withheld or delayed); (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.17 or (ii) becomes available to the Commercial Banks Facility Agent, the Common Security Trustee, any Commercial Bank Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower; (i) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Commercial Bank Lender, the Common Security Trustee or the Commercial Banks Facility Agent; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Borrower received by it from any Commercial Bank Lender or the Commercial Banks Facility Agent or Common Security Trustee, as applicable). In addition, the Commercial Banks Facility Agent, the Common Security Trustee, and any Commercial Bank Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Commercial Banks Facility Agent, the Common Security Trustee and the Commercial Bank Lenders in connection with the administration and management of this Agreement, the other Financing Documents, the Commercial Banks Facility Commitments, and the Commercial Bank Loan Borrowings. For the purposes of this Section 10.17, “Information” means written information that is furnished by or on behalf of the Borrower, the Pledgor, the Sponsor or any of their Affiliates to the Commercial Banks Facility Agent, the Common Security Trustee or any Commercial Bank Lender pursuant to or in connection with any Financing Document, relating to the assets and business of the Borrower, the Pledgor, the Sponsor or any of their Affiliates, but does not include any such information that (i) is or becomes generally available to the public other than as a result of a breach by the Commercial Banks Facility Agent, the Common Security Trustee or such Commercial Bank Lender of its obligations hereunder, (ii) is or becomes available to the Commercial Banks Facility Agent, the Common Security Trustee or such Commercial Bank Lender from a source other than the Borrower, the Pledgor, the Sponsor or any of their Affiliates, as applicable, that is not, to the knowledge of the Commercial Banks Facility Agent, the Common Security Trustee or such Commercial

Bank Lender, acting in violation of a confidentiality obligation with the Borrower, the Pledgor, the Sponsor or any of their Affiliates, as applicable or (iii) is independently compiled by the Commercial Banks Facility Agent, the Common Security Trustee or any Commercial Bank Lender, as evidenced by their records, without the use of the Information. Any Person required to maintain the confidentiality of Information as provided in this Section 10.17 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.18 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Government Rule, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto or their Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Commercial Bank Loan or the use of the proceeds thereof. No party hereto or its Related Parties shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

Section 10.19 Waiver of Litigation Payments. To the extent that any party hereto may, in any action, suit or proceeding brought in any of the courts referred to in Section 10.03(b) (Applicable Government Rule; Jurisdiction, Etc.) or elsewhere arising out of or in connection with this Agreement or any other Financing Document to which it is a party, be entitled to the benefit of any provision of law requiring any other party hereto in such action, suit or proceeding to post security for the costs of such Person or to post a bond or to take similar action, each such Person hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the State of New York or, as the case may be, the jurisdiction in which such court is located.

Section 10.20 Reinstatement. This Agreement and the obligations of the Borrower hereunder shall automatically be reinstated if and to the extent that for any reason any payment made pursuant to this Agreement is rescinded or must otherwise be restored or returned, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to the Borrower or any other Person or as a result of any settlement or compromise with any Person (including the Borrower) in respect of such payment, and the Borrower shall pay the Credit Agreement Secured Parties on demand all of their reasonable costs and expenses (including reasonable fees, expenses and disbursements of counsel) incurred by such parties in connection with such rescission or restoration.

Section 10.21 No Recourse.

(a) Each Credit Agreement Secured Party that is a party hereto acknowledges and agrees that the obligations of the Loan Parties under this Agreement and the other Financing Documents, including with respect to the payment of the principal of or premium or penalty, if any, or interest on any Obligations, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, are obligations solely of the Loan Parties and shall be satisfied solely from the Security and the assets of the Loan Parties and shall not constitute a debt or obligation of the Sponsor or any of its respective Affiliates (other than the Loan Parties), nor of any past, present or future officers, directors, employees, shareholders, agents, attorneys or representatives of the Loan Parties, the Sponsor and their respective Affiliates (collectively (but excluding the Loan Parties), the “Non-Recourse Parties”).

(b) Each Credit Agreement Secured Party that is party hereto acknowledges and agrees that the Non-Recourse Parties shall not be liable for any amount payable under this Agreement or any Financing Document, and no Credit Agreement Secured Party shall seek a money judgment or deficiency or personal judgment against any Non-Recourse Party for payment or performance of any obligation of the Loan Parties under this Agreement or the other Financing Documents.

(c) The acknowledgments, agreements and waivers set out in this Section 10.21 shall survive termination of this Agreement and shall be enforceable by any Non-Recourse Party and are a material inducement for the execution of this Agreement and the other Financing Documents by the Loan Parties.

Section 10.22 Intercreditor Agreement. Any actions, consents, approvals, authorizations or discretion taken, given, made or exercised, or not taken, given, made or exercised by the Commercial Banks Facility Agent, acting as a Secured Debt Holder Group Representative on behalf of the Commercial Bank Lenders, in accordance with the Intercreditor Agreement shall be binding on each Commercial Bank Lender. Notwithstanding anything to the contrary herein, in the case of any inconsistency between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall govern.

Section 10.23 Termination. This Agreement shall terminate and shall have no force and effect (except with respect to the provisions that expressly survive termination of this Agreement) if (a) the True-up Advance does not occur on or prior to the first anniversary of the Closing Date (or such later date as may be agreed to in writing by all of the Commercial Bank Lenders) or (b) all Obligations have been indefeasibly paid in full and all Commercial Banks Facility Commitments have been terminated and the Commercial Banks Facility Agent shall have given the notice required by Section 2.10(a) (Termination of Obligations) of the Common Terms Agreement.

[Remainder of page intentionally blank. Next page is signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

SABINE PASS LIQUEFACTION, LLC, as the Borrower

By:	/s/ Meg A. Gentle
Name:	Meg A. Gentle
Title:	Chief Financial Officer

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

SOCIÉTÉ GÉNÉRALE, as the Commercial Banks Facility Agent, the Common Security Trustee and Commercial Bank Lender

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

THE BANK OF NOVA SCOTIA, as Commercial Bank Lender

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Commercial Bank Lender

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as Commercial Bank Lender

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Commercial Bank Lender

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Commercial Bank Lender

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

HSBC BANK USA, NATIONAL ASSOCIATION, as Commercial Bank Lender

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

ING CAPITAL LLC, as Commercial Bank Lender

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

INTESA SANPAOLO S.P.A., NEW YORK BRANCH, as Commercial Bank Lender

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as Commercial Bank Lender

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

LLOYDS TSB BANK PLC, as Commercial Bank Lender

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

MIZUHO CORPORATE BANK, LTD., as Commercial Bank Lender

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

MORGAN STANLEY SENIOR FUNDING, INC., as Commercial Bank Lender

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

ROYAL BANK OF CANADA, as Commercial Bank Lender

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

STANDARD CHARTERED BANK, as Commercial Bank Lender

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

SUMITOMO MITSUI BANKING CORPORATION, as Commercial Bank Lender

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

UNION BANK, N.A., as Commercial Bank Lender

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Commercial Bank Lender

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as Commercial Bank Lender

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

CRÉDIT INDUSTRIEL ET COMMERCIAL, as Commercial Bank Lender

By:	/s/
Name:
Title:

By:	/s/
Name: Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Commercial Bank Lender

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

GENERAL ELECTRIC CAPITAL CORPORATION, as Commercial Bank Lender

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

GS BANK USA, as Commercial Bank Lender

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

HSBC BANK PLC, as Commercial Bank Lender

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

THE KOREA DEVELOPMENT BANK, NEW YORK BRANCH, as Commercial Bank Lender

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

LANDESBANK BADEN-WÜRTTEMBERG, as Commercial Bank Lender

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

SIEMENS FINANCIAL SERVICES, INC., as Commercial Bank Lender

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year first above written.

SOVEREIGN BANK, N.A., as Commercial Bank Lender

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

SIGNATURE PAGE TO SABINE PASS LIQUEFACTION, LLC A&R CREDIT AGREEMENT (TERM LOAN A)

Execution Copy

EXHIBIT A TO

AMENDED & RESTATED CREDIT AGREEMENT (TERM LOAN A)

Definitions

“Agent Parties” has the meaning provided in Section 10.11(j) (Notices and Other Communications).

“Aggregate Commercial Banks Facility Commitment” means four billion, four hundred million Dollars ($4,400,000,000.00), as the same may be reduced in accordance with Section 2.04 (Termination or Reduction of Commitments).

“Aggregate Tranche Commitment” means, with respect to Tranche 1, two hundred million Dollars ($200,000,000), with respect to Tranche 2, one hundred fifty million Dollars ($150,000,000), with respect to Tranche 3, one hundred fifty million Dollars ($150,000,000), and with respect to Tranche 4, three billion nine hundred million Dollars ($3,900,000,000), in each case, as the same may be reduced in accordance with Section 2.04 (Termination or Reduction of Commitments).

“Agreement” has the meaning provided in the Preamble.

“Amortization Schedule” means the amortization schedule set forth in Schedule 3.01(a).

“Applicable Margin” means (a) with respect to Commercial Bank Loans that are LIBO Loans, (i) prior to the Project Completion Date, 3.00%, and (ii) on the Project Completion Date and thereafter, 3.25%, and (b) with respect to Commercial Bank Loans that are Base Rate Loans, (i) prior to the Project Completion Date, 2.00%, and (ii) on the Project Completion Date and thereafter, 2.25%.

“Approved Fund” means, with respect to any Eligible Facility Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Eligible Facility Lender or by an Affiliate of such investment advisor.

“Availability Period” means the period commencing on the date of the True-up Advance and ending on the earliest to occur of (a) the Project Completion Date and (b) the date the Commercial Bank Lenders terminate all their Commercial Banks Facility Commitments upon the occurrence and during the continuance of an Event of Default.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus one-half of one percent (0.50%), (b) the average rate of interest in effect for such day as publicly announced from time to time by the Commercial Banks Facility Agent as its “prime rate” and (c) LIBOR for an interest period of one month plus one percent (1%). The “prime rate” is the rate set by the Commercial Banks Facility Agent based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Commercial Banks Facility Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means any Commercial Bank Loan bearing interest at a rate determined by reference to the Base Rate and the provisions of ARTICLE II (Commitments and Borrowing) and ARTICLE III (Repayments, Prepayments, Interest and Fees).

“Borrower” has the meaning provided in the Preamble.

“Break Costs” means the aggregate of LIBOR breakage expenses, prepayment indemnities or other similar amounts that will become payable by the Borrower in respect of any prepayment under the Term Loan A Credit Agreement or any revocation of a notice of prepayment delivered under the Term Loan A Credit Agreement.

“Change in Law” means (a) the adoption or introduction of any law, rule, directive, guideline, decision or regulation after the Closing Date, (b) any change in law, rule, directive, guideline, decision or regulation or in the interpretation or application thereof by any Government Authority charged with its interpretation or administration after the Closing Date or (c) compliance by any Commercial Bank Lender, by any lending office of such Commercial Bank Lender, or by such Commercial Bank Lender’s holding company, if any, with any written request, guideline, decision or directive (whether or not having the force of law but if not having the force of law, then being one with which the relevant party would customarily comply) of any Government Authority charged with its interpretation or administration made or issued after the Closing Date; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

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“Co-Documentation Agents” means The Bank of Nova Scotia, Credit Suisse Securities (USA) LLC, HSBC Bank USA, National Association, ING Capital LLC, Morgan Stanley Senior Funding, Inc., Royal Bank of Canada, Standard Chartered Bank and Sumitomo Mitsui Banking Corporation, in each case, not in its individual capacity, but as co-documentation agent hereunder.

“Co-Syndication Agents” means The Bank of Tokyo-Mitsubishi UFJ, Ltd., Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, Crédit Agricole Corporate and Investment Bank, Intesa SanPaolo S.P.A., New York Branch, JPMorgan Chase Bank, N.A., Lloyds Securities, Inc., Mizuho Corporate Bank, LTD., Société Générale, and Union Bank, N.A., in each case, not in its individual capacity, but as co-syndication agent hereunder.

“Co-Structuring Leads” means Morgan Stanley Senior Funding, Inc., Mizuho Corporate Bank, LTD., RBC Capital Markets and SG Americas Securities, LLC, in each case, not in its individual capacity, but as co-structuring lead hereunder.

“Commercial Bank Lenders” means those commercial bank lenders identified on Schedule 2.01 and each other Person that acquires the rights and obligations of any such Commercial Bank Lender pursuant to Section 10.04 (Assignments) but excluding any Person that has assigned all of its rights and obligations under the Term Loan A Credit Agreement in accordance with Section 10.04 (Assignments).

“Commercial Bank Loan” has the meaning provided in Section 2.01(a) (Commercial Bank Loans).

“Commercial Bank Loan Borrowing” means each disbursement of Commercial Bank Loans by the Commercial Bank Lenders (or the Commercial Banks Facility Agent on their behalf) on any single date to the Borrower in accordance with Section 2.03 (Borrowing of Loans) and Section 6.04 (Conditions to Each Commercial Bank Loan Borrowing).

“Commercial Bank Loan Commitment Percentage” means, as to any Commercial Bank Lender at any time, with respect to each Tranche, the percentage that such Commercial Bank Lender’s Commercial Banks Facility Commitment with respect to such Tranche then constitutes of the Aggregate Tranche Commitment for such Tranche.

“Commercial Bank Loan Notes” means the promissory notes of the Borrower, substantially in the form of Exhibit B evidencing Commercial Bank Loans, in each case duly executed and delivered by an Authorized Officer of the Borrower in favor of each Commercial Bank Lender, including any promissory notes issued by the Borrower in

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connection with assignments of any Commercial Bank Loan of the Commercial Bank Lenders, as they may be amended, restated, supplemented or otherwise modified from time to time.

“Commercial Banks Facility Agent” means Société Générale, not in its individual capacity, but solely as administrative agent for the Commercial Bank Loan hereunder, and each other Person that may, from time to time, be appointed as successor Commercial Banks Facility Agent pursuant to Section 9.07 (Resignation or Removal of Commercial Banks Facility Agent).

“Commercial Banks Facility Commitment” means the Tranche 1 Commercial Bank Loan Commitment, the Tranche 2 Commercial Bank Loan Commitment, the Tranche 3 Commercial Bank Loan Commitment, and the Tranche 4 Commercial Bank Loan Commitment, individually or collectively as the context requires.

“Commitment Fee” has the meaning provided in Section 3.12(a) (Fees).

“Common Terms Agreement” means that Amended and Restated Common Terms Agreement, dated on or about the date hereof, by and among the Borrower, each Secured Debt Holder Group Representative party thereto, each Secured Hedge Representative party thereto, each Secured Gas Hedge Representative party thereto, the Common Security Trustee and the Intercreditor Agent.

“Communications” has the meaning provided in Section 10.11(h) (Notices and Other Communications).

“Credit Agreement Secured Parties” means the Commercial Bank Lenders, the Commercial Banks Facility Agent, the Common Security Trustee and each of their respective successors and permitted assigns, in each case in connection with the Term Loan A Credit Agreement or the Commercial Bank Loan Notes.

“Default Rate” has the meaning provided in Section 3.05 (Post-Maturity Interest Rates; Default Interest Rates).

“Defaulting Lender” means a Commercial Bank Lender which (a) has defaulted in its obligations to fund any Commercial Bank Loan or otherwise failed to comply with its obligations under Section 2.01 (Commercial Bank Loans), unless (x) such default or failure is no longer continuing or has been cured within three (3) Business Days after such default or failure or (y) such Commercial Bank Lender notifies the Commercial Banks Facility Agent and the Borrower in writing that such failure is the result of such Commercial Bank Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall

4

be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower and/or the Commercial Banks Facility Agent that it does not intend to comply with its obligations under Section 2.01 (Commercial Bank Loans) or has made a public statement to that effect or (c) has, or has a direct or indirect parent company that has, (x) become the subject of a proceeding under any Bankruptcy Code or any applicable federal, state or other statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors, or (y) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that, for the avoidance of doubt, a Commercial Bank Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any equity interest in that Commercial Bank Lender or any direct or indirect parent company thereof by a Government Authority or (ii) in the case of a solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Government Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if Government Rule requires that such appointment not be publicly disclosed, in any case, where such action does not result in or provide such Commercial Bank Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Commercial Bank Lender (or such Government Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Commercial Bank Lender.

“Eligible Assignee” means (a) any Eligible Facility Lender, (b) an Affiliate of any Eligible Facility Lender and (c) any other Person (other than a natural person) approved by the Commercial Banks Facility Agent (not to be unreasonably withheld) and, unless an Event of Default shall then be continuing, with the consent of the Borrower (not to be unreasonably withheld); provided that the Borrower shall be deemed to have consented unless it shall object thereto by written notice to the Commercial Banks Facility Agent within five (5) Business Days after having received notice of the proposed assignment; provided further that, notwithstanding the foregoing, Eligible Assignee shall not include any Defaulting Lender (as defined here or in any other Facility Agreement), Loan Party, the Sponsor, Blackstone, any Material Project Party or any Affiliate or Subsidiary of any of the foregoing (other than (i) any fund managed by, or under common management with, GSO Capital Partners LP, (ii) any fund managed by GSO Debt Funds Management LLC, Blackstone Debt Advisors L.P., Blackstone Distressed Securities Advisors L.P., Blackstone Mezzanine Advisors L.P. or Blackstone Mezzanine Advisors II L.P. and (iii) any other Affiliate of Blackstone Capital Partners VI or GSO Capital Partners LP that is a bona fide diversified debt fund, in each case only if the sum of the undisbursed Commercial Banks Facility Commitments and the Commercial Bank Loans of such

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Persons does not exceed $300,000,000 in the aggregate; provided, that for the avoidance of doubt, any outstanding Commercial Banks Facility Commitments and Commercial Bank Loans of such Affiliates of Blackstone shall be disregarded (x) from both the numerator and denominator for purposes of calculating any voting percentage required to approve or deny any action, vote, consent, waiver or other matter under the Financing Documents and (y) for all other purposes as set forth in Section 3.3(b) of the Intercreditor Agreement).

“Eligible Facility Lender” means any of: (a) the Commercial Bank Lenders, (b) the KEXIM Covered Facility Lenders or (c) the KSURE Covered Facility Lenders.

“Eligible Transferee” means any bank or other financial institution which has a credit rating of A- or higher from S&P or A3 or higher from Moody’s.

“Excluded Taxes” means, with respect to the Commercial Banks Facility Agent, any Commercial Bank Lender or any other recipient of any payment to be made by or on account of any Obligation of the Borrower, (a) (i) income or franchise Taxes, in each case, imposed on (or measured by) its net income (however denominated) by the United States or by the jurisdiction (or any subdivision thereof) under the laws of which such Person is organized or in which its principal office is located or, in the case of a Commercial Bank Lender, in which its applicable lending office is located or (ii) any branch profits Taxes or any similar Taxes on retained earnings imposed by any jurisdiction described in clause (a)(i) that relates to such Person or any jurisdiction in which the Borrower is located, (b) in the case of a Commercial Bank Lender, any U.S. federal withholding Tax that is imposed on amounts payable to such Commercial Bank Lender with respect to an applicable interest in a Commercial Bank Loan pursuant to a law in effect at the time such Commercial Bank Lender becomes a party to the Term Loan A Credit Agreement (other than pursuant to an assignment request by the Borrower under Section 4.04 (Obligation to Mitigate)) or changes its lending office (except to the extent that amounts with respect to such Taxes were payable either to such Commercial Bank Lender’s assignor immediately before such Commercial Bank Lender became a party hereto or to such Commercial Bank Lender immediately before it changed its lending office), (c) Taxes attributable to such Commercial Bank Lender’s failure to comply with Section 4.06(e) (Taxes- Status of Lenders), (d) any United States federal withholding Tax imposed under FATCA and (e) Other Connection Taxes.

“FATCA” means Sections 1471 through 1474 of the Code, as in effect on the date of the Term Loan A Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any United States Department of Treasury regulation promulgated thereunder and published administrative guidance implementing such Sections and any agreements entered into pursuant to Section 1471(b) of the Code.

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“Federal Funds Effective Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided, that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any day that is a Business Day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day for such transactions received by the Commercial Banks Facility Agent from three (3) federal funds brokers of recognized standing selected by the Commercial Banks Facility Agent.

“Fees” means, collectively, each of the fees payable by the Borrower for the account of any Commercial Bank Lender or the Commercial Banks Facility Agent pursuant to Section 3.13 (Fees).

“Indemnified Taxes” means (a) Taxes imposed on or with respect to any payment made on account of any Obligation of the Borrower hereunder to the Commercial Banks Facility Agent, the Common Security Trustee, the Commercial Bank Lenders or any other recipient of any payment to be made by or on account of any Obligation of the Borrower hereunder other than Excluded Taxes, and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning provided in Section 10.08(a) (Indemnification by the Borrower).

“Information” has the meaning provided in Section 10.17 (Treatment of Certain Information; Confidentiality).

“Interest Payment Date” has the meaning provided in Section 3.02(a) (Interest Payment Dates).

“Interest Period” means, with respect to any LIBO Loan, the period beginning on the date on which such LIBO Loan is made pursuant to Section 2.03(a) (Borrowing of Loans) or on the last day of the immediately preceding Interest Period therefor, as applicable, and ending on the numerically corresponding day in the calendar month that is one (1), two (2), three (3) or six (6) months thereafter, in either case as the Borrower may select in the relevant Borrowing Notice or Interest Period Notice; provided, however, that (i) if such Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is in a different calendar month, in which case such Interest Period shall

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end on the next preceding Business Day), (ii) any Interest Period that begins on the last Business Day of a month (or on a day for which there is no numerically corresponding day in the month at the end of such Interest Period) shall end on the last Business Day of the month at the end of such Interest Period, and (iii) no Interest Period may end later than the Maturity Date, and (iv) any Interest Period for a Commercial Bank Loan which would otherwise end after the Maturity Date shall end on the Maturity Date.

“Interest Period Notice” means a notice in substantially the form attached hereto as Exhibit C, executed by an Authorized Officer of the Borrower.

“Joint Lead Arranger” means The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, Crédit Agricole Corporate and Investment Bank, Credit Suisse Securities (USA) LLC, HSBC Bank USA, National Association, ING Capital LLC, Intesa SanPaolo S.P.A, New York Branch, JPMorgan Securities LLC, Lloyds Securities Inc., Mizuho Corporate Bank, Ltd., Morgan Stanley Senior Funding, Inc., RBC Capital Markets, SG Americas Securities, LLC, Standard Chartered Bank, Sumitomo Mitsui Banking Corporation, and Union Bank, N.A., in each case, not in its individual capacity, but as joint lead arranger hereunder and any successors and permitted assigns.

“Joint Lead Bookrunner” means The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, Crédit Agricole Corporate and Investment Bank, Credit Suisse Securities (USA) LLC, HSBC Bank USA, National Association, ING Capital LLC, Intesa SanPaolo S.P.A, New York Branch, JPMorgan Securities LLC, Lloyds Securities, Inc., Mizuho Corporate Bank, Ltd., Morgan Stanley Senior Funding, Inc., RBC Capital Markets, SG Americas Securities, LLC, Standard Chartered Bank, Sumitomo Mitsui Banking Corporation, and Union Bank, N.A., in each case, not in its individual capacity, but as joint lead bookrunner hereunder and any successors and permitted assigns.

“Lender Assignment Agreement” means a Lender Assignment Agreement, substantially in the form of Exhibit D-1 or D-2.

“LIBO Loan” means any Commercial Bank Loan bearing interest at a rate determined by reference to LIBOR and the provisions of ARTICLE II (Commitments and Borrowing) and ARTICLE III (Repayments, Prepayments, Interest and Fees).

“LIBOR” means, for any Interest Period for any LIBO Loan the rate per annum equal to (a) the rate determined by the Commercial Banks Facility Agent to be the offered rate that appears on the page of Reuters Screen LIBOR01 (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to

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such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service is not available, the rate determined by the Commercial Banks Facility Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Commercial Banks Facility Agent as the average rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by the Commercial Banks Facility Agent (or its Affiliates) to major banks in the London interbank LIBO market at its request at approximately 4:00 p.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

“Maturity Date” means the earlier of (i) the second anniversary of the Project Completion Date or (ii) the seventh anniversary of the Closing Date.

“Maximum Rate” has the meaning provided in Section 10.09 (Interest Rate Limitation).

“Non-Consenting Lender” has the meaning provided in Section 4.04(d) (Obligation to Mitigate).

“Non-Recourse Parties” has the meaning provided in Section 10.21(a) (No Recourse).

“Non-U.S. Lender” has the meaning provided in Section 4.06(e) (Taxes- Status of Lenders).

“Obligations” means, collectively, (a) all Indebtedness, Commercial Bank Loans, advances, debts, liabilities (including any indemnification or other obligations that survive the termination of the Financing Documents (excluding any Secured Debt Instrument other than the Term Loan A Credit Agreement)), and all other obligations, howsoever arising (including Guarantee obligations), in each case, owed by Borrower to the Credit Agreement Secured Parties (or any of them) of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Financing Documents (excluding any Secured Debt Instrument other than the Term Loan A Credit Agreement), (b) any and all sums reasonably advanced by the Commercial Banks Facility Agent in order to preserve the Collateral or preserve the security interest of the Credit Agreement Secured Parties in

9

the Collateral (including, but without duplication of Borrower’s Obligation to repay the same, amounts described in the last sentence of the definition of Operation and Maintenance Expenses) and (c) in the event of any proceeding for the collection or enforcement of the obligations described in clauses (a) and (b) above, after an Event of Default shall have occurred and be continuing and the Commercial Bank Loans have been accelerated pursuant to Section 8.02 (Acceleration Upon Bankruptcy) or Section 8.03 (Acceleration Upon Other Event of Default), the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Commercial Bank Lenders of their rights under the Security Documents, together with any necessary attorneys’ fees and court costs.

“Other Connection Taxes” means, with respect to the Commercial Banks Facility Agent, any Commercial Bank Lender or any other recipient of any payment to be made by or on account of any Obligation of the Borrower, Taxes imposed as a result of a former or present connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Commercial Bank Loan or Financing Document).

“Other Taxes” mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Financing Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.04 (Obligation to Mitigate)).

“Participant” has the meaning provided in Section 10.04(d) (Assignments).

“Participant Register” has the meaning provided in Section 10.04(d) (Assignments).

“Platform” has the meaning provided in Section 10.11(i) (Notices and Other Communications).

“Register” has the meaning provided in Section 2.03(e) (Borrowing of Loans).

“Required Banks” means at any time, the Commercial Bank Lenders holding in excess of fifty percent (50.00%) of the sum of (a) the aggregate undisbursed Commercial Banks Facility Commitments plus (b) the then aggregate outstanding principal amount of the Commercial Bank Loans, in each case of all Tranches (excluding in each such case any Commercial Bank Lender that is a Defaulting Lender, a Loan Party, the Sponsor, a

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Material Project Party or an Affiliate or Subsidiary thereof, and each Commercial Banks Facility Commitment and any outstanding principal amount of any Commercial Bank Loan of any such Commercial Bank Lender).

“Required Tranche 4 Banks” means at any time, the Commercial Bank Lenders holding in excess of fifty percent (50.00%) of the sum of (a) the aggregate undisbursed Tranche 4 Commercial Bank Loan Commitments plus (b) the then aggregate outstanding principal amount of the Commercial Bank Loans made under Tranche 4 (excluding in each such case any Commercial Bank Lender that is a Defaulting Lender, a Loan Party, the Sponsor, a Material Project Party or an Affiliate or Subsidiary thereof, and each Tranche 4 Commercial Bank Loan Commitment and any outstanding principal amount of any Commercial Bank Loan made under Tranche 4 of any such Commercial Bank Lender).

“Supermajority Banks” means at any time, Commercial Bank Lenders holding in excess of sixty six and two-thirds percent (66.66%) of the sum of (a) the aggregate undisbursed Commercial Banks Facility Commitments plus (b) the then aggregate outstanding principal amount of the Commercial Bank Loans, in each case of all Tranches, (excluding in each such case any Commercial Bank Lender that is a Defaulting Lender, a Loan Party, the Sponsor, a Material Project Party or an Affiliate or Subsidiary thereof, and each Commercial Banks Facility Commitment and any outstanding principal amount of any Commercial Bank Loan of any such Commercial Bank Lender); provided that prior to the Project Completion Date, for purposes of (i) Section 6.04 (Conditions to Each Commercial Bank Loan Borrowing) and (ii) Section 10.01 (Amendments, Etc) with respect to any amendment, waiver, termination or consent under Section 6.04 (Conditions to Each Commercial Bank Loan Borrowing), such excess of sixty six and two-thirds percent (66.66%) must include the Required Tranche 4 Banks.

“Trade Date” has the meaning provided in Section 10.04(b) (Assignments).

“Tranche” means Tranche 1, Tranche 2, Tranche 3, or Tranche 4.

“Tranche 1” means the tranche of Commercial Bank Loans funded or to be funded with the Tranche 1 Commercial Bank Loan Commitments.

“Tranche 1 Commercial Bank Loan Commitment” means, with respect to each Commercial Bank Lender, the commitment of such Commercial Bank Lender to make Commercial Bank Loans, as set forth opposite the name of such Commercial Bank Lender in the column entitled “Tranche 1 Commercial Bank Commitment” in Schedule 2.01, or if such Commercial Bank Lender has entered into one or more Lender Assignment Agreements, set forth opposite the name of such Commercial Bank Lender in the Register maintained by the Commercial Banks Facility Agent pursuant to Section 2.03(f) (Borrowing of Loans) as such Commercial Bank Lender’s Tranche 1 Commercial Bank Loan Commitment, as the same may be reduced in accordance with Section 2.04 (Termination or Reduction of Commitments).

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“Tranche 2” means the tranche of Commercial Bank Loans funded or to be funded with the Tranche 2 Commercial Bank Loan Commitments.

“Tranche 2 Commercial Bank Loan Commitment” means, with respect to each Commercial Bank Lender, the commitment of such Commercial Bank Lender to make Commercial Bank Loans, as set forth opposite the name of such Commercial Bank Lender in the column entitled “Tranche 2 Commercial Bank Loan Commitment” in Schedule 2.01, or if such Commercial Bank Lender has entered into one or more Lender Assignment Agreements, set forth opposite the name of such Commercial Bank Lender in the Register maintained by the Commercial Banks Facility Agent pursuant to Section 2.03(f) (Borrowing of Loans) as such Commercial Bank Lender’s Tranche 2 Commercial Bank Loan Commitment, as the same may be reduced in accordance with Section 2.04 (Termination or Reduction of Commitments).

“Tranche 3” means the tranche of Commercial Bank Loans funded or to be funded with the Tranche 3 Commercial Bank Loan Commitments.

“Tranche 3 Commercial Bank Loan Commitment” means, with respect to each Commercial Bank Lender, the commitment of such Commercial Bank Lender to make Commercial Bank Loans, as set forth opposite the name of such Commercial Bank Lender in the column entitled “Tranche 3 Commercial Bank Loan Commitment” in Schedule 2.01, or if such Commercial Bank Lender has entered into one or more Lender Assignment Agreements, set forth opposite the name of such Commercial Bank Lender in the Register maintained by the Commercial Banks Facility Agent pursuant to Section 2.03(f) (Borrowing of Loans) as such Commercial Bank Lender’s Tranche 3 Commercial Bank Loan Commitment, as the same may be reduced in accordance with Section 2.04 (Termination or Reduction of Commitments).

“Tranche 4” means the tranche of Commercial Bank Loans funded or to be funded with the Tranche 4 Commercial Bank Loan Commitments.

“Tranche 4 Commercial Bank Loan Commitment” means, with respect to each Commercial Bank Lender, the commitment of such Commercial Bank Lender to make Commercial Bank Loans, as set forth opposite the name of such Commercial Bank Lender in the columns entitled “Tranche 4 Commercial Bank Loan Commitment” in Schedule 2.01, or if such Commercial Bank Lender has entered into one or more Lender Assignment Agreements, set forth opposite the name of such Commercial Bank Lender in the Register maintained by the Commercial Banks Facility Agent pursuant to Section 2.03(f) (Borrowing of Loans) as such Commercial Bank Lender’s Tranche 4 Commercial Bank Loan Commitment, as the same may be reduced in accordance with Section 2.04 (Termination or Reduction of Commitments).

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“U.S. Tax Compliance Certificate” has the meaning provided in Section 4.06(e) (Taxes- Status of Lenders).

“United States Person” means a “United States person” as defined in Section 7701(a)(30) of the Code.

“Withholding Agent” means the Borrower and the Commercial Banks Facility Agent.

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